UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1/A

Amendment No. 2

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Bubblr, Inc.

(Exact name of registrant as specified in its charter)

Wyoming	4899	86-2355916
(State of other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(IRS Employer Identification Number)

21 West 46th Street

New York, New York 10036

Phone: (647) 646 2263
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Registered Agents Inc.

30 N Gould St Ste R

Sheridan, WY 82801 USA

Phone: (307) 200-2803

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Scott Doney, Esq.

The Doney Law Firm

4955 S. Durango Dr. Ste. 165

Las Vegas, NV 89113

Phone: (702) 982-5686

Approximate date of commencement of proposed sale to the public: As soon as practicable after the registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [X]	Smaller reporting company [X]
Emerging growth company [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS	SUBJECT TO COMPLETION	DATED January 7, 2022

10,000,000 shares of common stock offered by the Company

2,041,786 shares offered by the Selling Shareholders

This is the initial public offering of common stock of Bubblr, Inc. We are offering for sale a total of 10,000,000 shares of common stock at a fixed price of $2.00 per share.

The offering is being conducted on a self-underwritten, best efforts basis, which means our officers and directors will attempt to sell the shares. This Prospectus will permit our officers and directors to sell the shares directly to the public, with no commission or other remuneration payable to them for any shares they may sell.

There is no minimum amount we are required to raise from the shares being offered. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into our bank account. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to institute our company’s business plan.

The offering shall terminate on the earlier of (i) the date when the sale of all 10,000,000 shares is completed, (ii) when the board of directors decides that it is in our best interest to terminate the offering prior the completion of the sale of all 10,000,000 shares registered or (iii) one year after the effective date of this prospectus.

The following table shows the anticipated proceeds from the offering assuming the sale of 25%, 50%, 75%, and 100% of the shares.

Gross Proceeds	$5,000,000	$10,000,000	$ 15,000,000	$20,000,000
Offering Expenses	$20,000	$20,000	$20,000	$20,000
Net Proceeds	$4,980,000	$9,980,000	$14,980,000	$19,980,000

This prospectus also relates to the concurrent resale by the selling stockholders of 33,000 shares of common stock and up to 2,008,786 shares of our common stock issuable upon conversion of, and for the payment of interest upon, convertible promissory notes dated January 2021 and November 2021, which have a fixed conversion price of $1.15 per share. These shares mandatorily convert into our common stock at 60 days from our filing of an 8-A12G with the Securities and Exchange Commission, following the effectiveness of this Prospectus.

The prices at which the selling security holders may sell their shares will be at a fixed price of $2.00 per share for the duration of the Offering or, if we are quoted on the OTCQB or listed on a national exchange, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the common stock sold by the selling shareholders.

We are currently quoted on the OTC Markets under the symbol “BBLR.” On December 22, 2021, the reported closing price of our common stock was $1.57 per share. Prior to this offering, there has been a very limited market for our securities. While our common stock is quoted on the OTC Markets, there has been negligible trading volume. There is no guarantee that an active trading market will develop in our securities.

Mr. Morris controls our company with a 60% vote on all matters regarding shareholder approval by virtue of his ownership in our Special 2019 Series A Preferred Stock. He is able to exercise significant influence over our company, including the election of directors, the approval of significant corporate transactions, and any change of control of our company.

Investing in our common stock involves a high degree of risk. See “Risk Factors” beginning on page 5 of this prospectus for a discussion of information that should be considered in connection with an investment in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 7, 2022.

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Neither we nor the underwriter has authorized anyone to provide you with information that is different from that contained in this prospectus or in any free writing prospectus we may authorize to be delivered or made available to you. When you make a decision about whether to invest in our common stock, you should not rely upon any information other than the information in this prospectus or in any free writing prospectus that we may authorize to be delivered or made available to you. Neither the delivery of this prospectus nor the sale of our common stock means that the information contained in this prospectus or any free writing prospectus is correct after the date of this prospectus or such free writing prospectus. This prospectus is not an offer to sell or the solicitation of an offer to buy shares of common stock in any circumstances under which the offer or solicitation is unlawful.

Unless otherwise indicated, information contained in this prospectus concerning our industry and the markets in which we operate, including our general expectations and market position, market opportunity and market share, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. Our management estimates have not been verified by any independent source, and we have not independently verified any third-party information. In addition, assumptions and estimates of our and our industry’s future performance are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors.” These and other factors could cause our future performance to differ materially from our assumptions and estimates. See “Cautionary Note Regarding Forward-Looking Statements.”

This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus may appear without the ® or ™ symbols, but such references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary does not contain all of the information you should consider before investing in our common stock. You should read this entire prospectus carefully, especially the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of this prospectus and the financial statements and related notes appearing at the end of this prospectus before making an investment decision.

Unless the context provides otherwise, all references in this prospectus to “Bubblr Inc.” “we,” “us,” “our,” the “Company,” or similar terms, refer to Bubblr Inc. Inc. and its directly and indirectly owned subsidiaries on a consolidated basis.

Overview

Bubblr, Inc is a profoundly disruptive and genuinely innovative technology company that is proudly ethical. Our objective is to fix a broken internet economic model that currently suffers from the following failures:

(1)	It recklessly abuses an individual's personal data;

(2)	It is prohibitively expensive and complex for most businesses to utilize as a marketing channel; and

(3)	It fails to provide sufficient revenue for content creators and online participants outside of those at the very top.

Bubblr has designed and patented an alternative online search mechanism to solve these profound disconnects, resulting in a new economic platform that we believe is fundamentally sustainable and fair to users, online businesses, and all online stakeholders.

Our mission is to empower the developers of a new Internet in creating Ethical Technologies through our Intellectual Property, providing advanced digital tools that enable developers and creators to build fair-forward solutions to build a new Ethical Internet Ecosystem (EIE).

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In April 2021, we received approval from the US Patent and Trademark Office for our now patented (patent # 10,977,387) alternative search mechanism to provide a new economic ecosystem that better serves all key participants online. We also have a patent on the same process granted in South Africa and New Zealand, pending patents in Canada, Australia, EU, and the United Kingdom.

Our current belief is that the patent is unique and priceless, and we are presently engaged with an independent third-party to corroborate our assertions. We have also filed various trademark applications in Europe and the UK for all our potential products. These copyright applications are all progressing as expected.

All of the consumer-based products developed are designed to deliver the presentation layer through mobile-first consumer experiences. Bubblr eschews delivery of consumer products through browsers, as they are inherently vulnerable to interference by bad actors.

We are developing our EIE by concentrating on proven value methodologies designed to exponentially increase the adoption of our IP through the following models.

(1)	Our Venture Fund will license and provide our technology to select start-ups, teams and developers. Depending on the application, we also intend to provide early-stage funding to certain start-ups and projects that best reflect and exemplify ethical directives. This will allow us to grow a developer ecosystem and maximize reach and revenue through multiple avenues.

(2)	Our licensing model will provide opportunities through partnerships with select start-ups and established corporations, to further our reach and rapid development of platform applications.

(3)	Research & development through an Open Source Initiative designed to evolve our IP (developed under patent). This allows us to identify growth areas and expand ecosystems, platforms, and products within those areas.

We have also developed a data-driven conversations (DDC) capability that is in the process of being implemented into our platform and app technologies. This generic application can be used by any developer with access to our toolkit, and will allow Bubblr to build and alter conversation search dialogues to optimize searching for information and content.

For example, allowing users to filter news articles they receive is limited to their chosen geographical area. The DDC capability can also be reused as an essential component of our open-source platform to provide generic conversation e-commerce capabilities. Our DDC offer is not a chatbot, but rather a generic data-driven questionnaire system that can be deployed within apps without requiring any extra coding. Moreover, it operates using mobile app components that use 'finger taps' rather than entering text using a keyboard.

Additionally, we have been building complex AI and machine learning to optimize search results regarding relevance and salience for searching for news. Again, these news-based search algorithms will also be reused within the open-source platform and development ecosystems and may be added to our overall Software Development Kit (SDK).

The systems architecture to support these systems has evolved. Our current belief is that a collection of technologies is the perfect platform to deliver our solutions in an open-source setting.

We have a combination of Postgres SQL (a scalable relational database that can integrate and manipulate JSON documents) and Elastic Search, which has become the NoSQL document database of choice for delivering very high volume document data sets with built-in machine learning and AI capabilities.

We have managed to integrate these two very different and unique database platforms in powerful ways that allow us to data-drive all our products in ways that other companies will find it difficult in terms of time and money to successfully emulate.

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This means that most of our crucial API's never have to be altered with the apps we produce, or that our partners deliver. However, we still retain the capacity to radically enhance the behavior of our technology without having to issue new versions.

We have also integrated open-source NLP (Natural Language Processing) into our products and platforms to include NLP as an intrinsic part of our search functionality. Utilizing NLP and Named Entity Recognition (NER), we can significantly evaluate news stories' relevance and salience to improve any native product search experience.

Bubblr is currently in the process of filing a follow-on patent to our approved INTERNET SEARCH MECHANISM. This patent will define an alternative mobile search system purely for information rather than goods and service, which our original patent covers. This new search mechanism will be more effective than the established search engines for three reasons: 1) there will be no advertising results returned in search query; 2) the user experience will be specifically designed for mobile devices, and 3) no personal data of users is collected. Details of the mobile search app will become available upon formal filing.

Our headquarters is located at 21 West 46th Street, New York, New York 10036. Our phone number is (647) 646 2263. General information about us can be found at www.bubblr.com. The information contained on or connected to our website is not incorporated by reference into this Offering Circular on Form S-1 and should not be considered part of this or any other report filed with the SEC.

THE OFFERING

The following summary of the offering contains basic information about the offering and the common stock and is not intended to be complete. It does not contain all the information that is important to you. For a more complete understanding of the common stock, please refer to the section of this prospectus entitled “Description of Capital Stock.”

Common stock offered by us	10,000,000 shares of our common stock.

Common stock offered by the selling shareholders

2,041,786 shares of our common stock.

Represents shares of the Registrant’s common stock and common stock issuable upon the conversion of principal and interest of the Convertible Promissory Notes in the aggregate amount of $2,381,723.

Common stock outstanding before and after this offering	140,186,095 shares of our common stock as of the date of this Prospectus and 152,194,881 shares will be outstanding assuming the complete sale of all 10,000,000 shares that we offer and the 2,008,786 conversion shares yet to be issued.

Use of proceeds	Any proceeds that we receive from the Primary Offering will be used by us to pay for the expenses of this offering and as general working capital. We will not receive any proceeds from the sale or other disposition of the Secondary Offering covered by this prospectus. See “Use of Proceeds”

Risk Factors	See the section entitled “Risk Factors” beginning on page 5 of this prospectus for a discussion of factors you should carefully consider before deciding to invest in our common stock.

OTC Markets symbol	“BBLR”

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RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the following risk factors and all other information contained in this prospectus before purchasing our common stock. If any of the following risks actually occur, we may be unable to conduct our business as currently planned and our financial condition and results of operations could be seriously harmed. In addition, the trading price of our common stock could decline due to the occurrence of any of these risks, and you may lose all or part of your investment. The risks and uncertainties discussed below are not the only ones we face. Our business, results of operations, financial condition or prospects could also be harmed by risks and uncertainties not currently known to us or that we currently do not believe are material. In assessing the risks and uncertainties described below, you should also consider carefully the other information contained in this prospectus before making a decision to invest in our common stock.

Risk Factors Related to the Financial Condition of the Company

Because our auditor has issued a going concern opinion regarding our company, there is an increased risk associated with an investment in our company.

We have continually operated at a loss with an accumulated deficit of $8,019,784 as of September 30, 2021. We have not generated significant revenues and are dependent upon obtaining financing to continue operations for the next twelve months. Our future is dependent upon our ability to obtain financing or upon future profitable operations. We reserve the right to seek additional funds through private placements of our common stock and/or through debt financing. Our ability to raise additional financing is unknown. We do not have any formal commitments or arrangements for the advancement or loan of funds. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. For these reasons, our auditors stated in their report that they have substantial doubt we will be able to continue as a going concern. As a result, there is an increased risk that you could lose the entire amount of your investment in our company.

Because we have a limited operating history, you may not be able to accurately evaluate our operations.

We have had limited operations to date. Therefore, we have a limited operating history upon which to evaluate the merits of investing in our company. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We expect to continue to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

We are dependent on outside financing for continuation of our operations.

Because we have generated limited revenues and currently operate at a loss, we are completely dependent on the continued availability of financing in order to continue our business operations. There can be no assurance that financing sufficient to enable us to continue our operations will be available to us in the future.

We will need additional funds to complete further development of our business plan to achieve a sustainable level where ongoing operations can be funded out of revenues. We anticipate that we must raise $5,000,000 for our operations for the next 12 months, and $20 million to fully implement our business plan to its fullest potential and achieve our growth plans. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our failure to obtain future financing or to produce levels of revenue to meet our financial needs could result in our inability to continue as a going concern and, as a result, our investors could lose their entire investment.

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As a growing company, we have yet to achieve a profit and may not achieve a profit in the near future, if at all.

We have not yet produced any significant revenues or profits and may not in the near future, if at all. Further, many of our competitors have a significantly larger industry presence and revenue stream but have yet to achieve profitability. Our ability to continue as a going concern is dependent upon raising capital from financing transactions, increasing revenue and keeping operating expenses below our revenue levels in order to achieve positive cash flows, none of which can be assured.

Risk Factors Related to Business of the Company

Our operating results may fluctuate, which could have a negative impact on our ability to grow our client base, establish sustainable revenues and succeed overall.

Our results of operations may fluctuate as a result of a number of factors, some of which are beyond our control including but not limited to:

▪	general economic conditions in the geographies and industries where we sell our services and conduct operations; legislative policies where we sell our services and conduct operations;
▪	the budgetary constraints of our customers; seasonality;
▪	success of our strategic growth initiatives;
▪	costs associated with the launching or integration of new or acquired businesses;
▪	timing of new product introductions by us, our suppliers and our competitors; product and service mix, availability, utilization and pricing;
▪	the mix, by state and country, of our revenues, personnel and assets;
▪	movements in interest rates or tax rates;
▪	changes in, and application of, accounting rules;
▪	changes in the regulations applicable to us;
▪	litigation matters.

As a result of these factors, we may not succeed in our business and we could go out of business.

In the event that we are unable to successfully compete in the mobile-app platform industry, we may not be able to achieve profitable operations.

We face substantial competition in what we’re looking to disrupt. Due to our small size, it can be assumed that many of our competitors have significantly greater financial, technical, marketing and other competitive resources. Accordingly, these competitors may have already begun to establish brand-recognition with consumers. We will attempt to compete against these competitors by developing features that exceed the features offered by competitors. However, we cannot assure you that our products will outperform competing products or those competitors will not develop new products that exceed what we provide. In addition, we may face competition based on price. If our competitors lower the prices on their products, then it may not be possible for us to market our products at prices that are economically viable. Increased competition could result in:

▪	Lower than projected revenues;
▪	Price reductions and lower profit margins;
▪	The inability to develop and maintain our products with features and usability sought by potential customers.

Any one of these results could adversely affect our business, financial condition and results of operations. In addition, our competitors may develop competing products that achieve greater market acceptance. It is also possible that new competitors may emerge and acquire significant market share. Our inability to achieve sales and revenue due to competition will have an adverse effect on our business, financial condition and results of operations.

If the market for our open-source platform does not experience significant growth or if our projects do not achieve broad acceptance, we will not be able to sustain or grow our revenues.

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We hope to achieve revenues from our open-source partnerships. We cannot accurately predict, however, future growth rates or the size of the market for application in the United States, United Kingdom and other markets we engage in. Demand for our platform and IP may not occur as anticipated, or may decrease, either generally or in specific geographic markets, during particular time periods. The expansion of our mobile application in the market depends on a number of factors, such as:

▪	the cost, performance and appearance of our mobile application offered by our competitors;
▪	public perceptions regarding our mobile application and the effectiveness and value of it;
▪	customer satisfaction with our mobile application; and
▪	marketing efforts and publicity regarding the needs for application and the public demand for it.

Even if our platform gains wide market acceptance, we may not adequately address market requirements and may not be able to expand market acceptance. If our products do not achieve wide market acceptance, we may not be able to achieve our anticipated level of growth, we may not achieve revenues and results of operations would suffer.

 If we are unable to gauge trends and react to changing partners preferences in a timely manner, our sales will decrease, and our business may fail.

We believe our success depends in substantial part on our ability to offer our intellectual property and our supporting platform that reflect current needs and anticipate, gauge and react to changing partner and consumer demands in a timely manner. Our business is vulnerable to changes in partner and consumer preferences. If we misjudge their needs for our platform, our ability to generate sales could be impaired resulting in the failure of our business. There are no assurances that our mobile application will be successful, and in that regard, any unsuccessful consumer reaction could also adversely affect our business.

If we are unable to successfully manage growth, our operations could be adversely affected.

Our progress is expected to require the full utilization of our management, financial and other resources, which to date has occurred with limited working capital. Our ability to manage growth effectively will depend on our ability to improve and expand operations, including our financial and management information systems, and to recruit, train and manage sales personnel. There can be no absolute assurance that management will be able to manage growth effectively.

If we do not properly manage the growth of our business, we may experience significant strains on our management and operations and disruptions in our business. Various risks arise when companies and industries grow quickly. If our business or industry grows too quickly, our ability to meet customer demand in a timely and efficient manner could be challenged. We may also experience development delays as we seek to meet increased demand for our products. Our failure to properly manage the growth that we or our industry might experience could negatively impact our ability to execute on our operating plan and, accordingly, could have an adverse impact on our business, our cash flow and results of operations, and our reputation with our current or potential customers.

We may fail to successfully integrate our acquisitions or otherwise be unable to benefit from pursuing acquisitions.

We believe there are meaningful opportunities to grow through acquisitions and joint ventures across all product categories and we expect to continue a strategy of selectively identifying and acquiring businesses with complementary products. We may be unable to identify, negotiate, and complete suitable acquisition opportunities on reasonable terms. There can be no assurance that any business acquired by us will be successfully integrated with our operations or prove to be profitable to us. We may incur future liabilities related to acquisitions. Should any of the following problems, or others, occur as a result of our acquisition strategy, the impact could be material:

▪	difficulties integrating personnel from acquired entities and other corporate cultures into our business;
▪	difficulties integrating information systems;
▪	the potential loss of key employees of acquired companies;
▪	the assumption of liabilities and exposure to undisclosed or unknown liabilities of acquired companies; or
▪	the diversion of management attention from existing operations

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Our commercial success depends significantly on our ability to develop and commercialize our open-source platform without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the trademarks or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

A decline in general economic condition could lead to reduced consumer/business adoption and could negatively impact our business operation and financial condition, which could have a material adverse effect on our business, financial condition and results of operations.

Our operating and financial performance may be adversely affected by a variety of factors that influence the general economy. Consumer search habits are affected by, among other things, prevailing economic conditions, levels of unemployment, salaries and wage rates, prevailing interest rates, income tax rates and policies, consumer confidence and consumer perception of economic conditions. In addition, consumer purchasing patterns may be influenced by consumers’ disposable income. In the event of an economic slowdown, consumer search habits could be adversely affected and we could experience lower net sales than expected on a quarterly or annual basis which could have a material adverse effect on our business, financial condition and results of operations.

The success of our business depends on our ability to maintain and enhance our reputation and brand.

We believe that our reputation in the online marketplace is of significant importance to the success of our business. A well-recognized brand is critical to increasing our customer base and, in turn, increasing our revenue. Since the industry is highly competitive, our ability to remain competitive depends to a large extent on our ability to maintain and enhance our reputation and brand, which could be difficult and expensive. To maintain and enhance our reputation and brand, we need to successfully manage many aspects of our business, such as cost-effective marketing campaigns to increase brand recognition and awareness in a highly competitive market. We will continue to conduct various marketing and brand promotion activities. We cannot assure you, however, that these activities will be successful and achieve the brand promotion goals we expect. If we fail to maintain and enhance our reputation and brand, or if we incur excessive expenses in our efforts to do so, our business, financial conditions and results of operations could be adversely affected.

Reliance on information technology means a significant disruption could affect our communications and operations.

We increasingly rely on information technology systems for our internal communications, controls, reporting and relations with customers and suppliers and information technology is becoming a significantly important tool for our sales staff. Our marketing and distribution strategy are dependent upon our ability to closely monitor consumer and market trends on a highly specified level, for which we are reliant on our highly sophisticated data tracking systems, which are susceptible to disruption or failure. In addition, our reliance on information technology exposes us to cyber-security risks, which could have a material adverse effect on our ability to compete. Security and privacy breaches may expose us to liability and cause us to lose customers or may disrupt our relationships and ongoing transactions with other entities with whom we contract throughout our supply chain. The failure of our information systems to function as intended, or the penetration by outside parties’ intent on disrupting business processes, could result in significant costs, loss of revenue, assets or personal or other sensitive data and reputational harm.

Security and privacy breaches may expose us to liability and cause us to lose customers.

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Federal and state laws require us to safeguard our wholesalers’ and retailers’ financial information, including credit information. Although we have established security procedures to protect against identity theft and the theft of our customers’ and distributors’ financial information, our security and testing measures may not prevent security breaches and breaches of privacy may occur and could harm our business. Typically, we rely on encryption and authentication technology licensed from third parties to enhance transmission security of confidential information in relation to financial and other sensitive information that we have on file. Advances in computer capabilities, new discoveries in the field of cryptography, inadequate facility security or other developments may result in a compromise or breach of the technology used by us to protect customer data. Any compromise of our security could harm our reputation or financial condition and, therefore, our business. In addition, a party who is able to circumvent our security measures or exploit inadequacies in our security measures, could, among other effects, misappropriate proprietary information, cause interruptions in our operations or expose customers and other entities with which we interact to computer viruses or other disruptions. Actual or perceived vulnerabilities may lead to claims against us. To the extent the measures we have taken prove to be insufficient or inadequate, we may become subject to litigation or administrative sanctions, which could result in significant fines, penalties or damages and harm to our reputation.

We may be unable to support our technology to further scale our operations successfully.

Our plan is to grow rapidly through further integration of our technology in partnerships in with our open-source platform and other partnership electronic platforms. Our growth will place significant demands on our management and technology development, as well as our financial, administrative and other resources. We cannot guarantee that any of the systems, procedures and controls we put in place will be adequate to support the commercialization of our operations. Our operating results will depend substantially on the ability of our officers and key employees to manage changing business conditions and to implement and improve our financial, administrative and other resources. If we are unable to respond to and manage changing business conditions, or the scale of our products, services and operations, then the quality of our services, our ability to retain key personnel and our business could be harmed.

Developing and implementing new and updated applications, features and services for our portals may be more difficult than expected, may take longer and cost more than expected and may not result in sufficient increases in revenue to justify the costs.

Attracting and retaining partner developers and users of our open-source platform requires us to continue to improve the technology underlying those portals and to continue to develop new and updated applications, features and services. If we are unable to do so on a timely basis or if we are unable to implement new applications, features and services without disruption to our existing ones, we may lose potential users and clients. The costs of development of these enhancements may negatively impact our ability to achieve profitability.

We rely on a combination of internal development, strategic relationships, licensing and acquisitions to develop our open-source platform, portals and related applications, features and services. Our development and/or implementation of new technologies, applications, features and services may cost more than expected, may take longer than originally expected, may require more testing than originally anticipated and may require the acquisition of additional personnel and other resources. There can be no assurance that the revenue opportunities from any new or updated technologies, applications, features or services will justify the amounts spent.

Our success is dependent in part on obtaining, maintaining and enforcing our proprietary rights and our ability to avoid infringing on the proprietary rights of others.

We seek patent protection for those inventions and technologies for which we believe such protection is suitable and is likely to provide a competitive advantage to us. We have a patent in South Africa and the United States with several patents pending in other locations. Because patent applications in the United States are maintained in secrecy until either the patent application is published or a patent is issued, we may not be aware of third-party patents, patent applications and other intellectual property relevant to our products that may block our use of our intellectual property or may be used in third-party products that compete with our products and processes. In the event a competitor or other party successfully challenges our products, processes, patents or licenses or claims that we have infringed upon their intellectual property, we could incur substantial litigation costs defending against such claims, be required to pay royalties, license fees or other damages or be barred from using the intellectual property at issue, any of which could have a material adverse effect on our business, operating results and financial condition.

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We also rely substantially on trade secrets, proprietary technology, nondisclosure and other contractual agreements, and technical measures to protect our technology, application, design, and manufacturing know-how, and work actively to foster continuing technological innovation to maintain and protect our competitive position. We cannot assure you that steps taken by us to protect our intellectual property and other contractual agreements for our business will be adequate, that our competitors will not independently develop or patent substantially equivalent or superior technologies or be able to design around patents that we may receive, or that our intellectual property will not be misappropriated.

Our business will suffer if our network systems, or open-source platform fails or become unavailable.

A reduction in the performance, reliability and availability of our network infrastructure would harm our ability to distribute our products to our users, as well as our reputation and ability to attract and retain customers. Our systems and operations could be damaged or interrupted by fire, flood, power loss, telecommunications failure, Internet breakdown, earthquake and similar events. Our systems could also be subject to viruses, break-ins, sabotage, acts of terrorism, acts of vandalism, hacking, cyber-terrorism and similar misconduct. We might not carry adequate business interruption insurance to compensate us for losses that may occur from a system outage. Any system error or failure that causes interruption in availability of our product or an increase in response time could result in a loss of potential customers, which could have a material adverse effect on our business, financial condition and results of operations. If we suffer sustained or repeated interruptions, then our products and services could be less attractive to our users and our business would be materially harmed.

We face significant competition for developers, users, advertisers, and distributors.

Our intellectual property can face significant competition from online search engines, sites offering integrated internet products and services, social media and networking sites, e-commerce sites, companies providing analytics, monetization and marketing tools for mobile and desktop developers, and digital, broadcast and print media. A number of these competitors are significantly larger than we are and have access to vastly greater financial resources. Additionally, in a number of international markets, we face substantial competition from local Internet service providers and other entities that offer search, communications, and other commercial services.

A number of our competitors offer products and services that directly compete for users of our platform offerings. Further, emerging start-ups may be able to innovate and provide new products and services faster than we can. In addition, competitors may consolidate or collaborate with each other, and new competitors may enter the market. Some of our competitors in international markets have a substantial competitive advantage over us because they have dominant market share in their territories, have greater local brand recognition, are focused on a single market, are more familiar with local tastes and preferences, or have greater regulatory and operational flexibility due to the fact that we may be subject to both U.S. and foreign regulatory requirements.

If our competitors are more successful than we are in developing and deploying compelling products or in attracting and retaining users, developers, or distributors, our users and growth rates could decline.

Changes in regulations or user concerns regarding privacy and protection of user data, or any failure to comply with such laws, could adversely affect our business.

Federal, state, and international laws and regulations govern the collection, use, retention, disclosure, sharing and security of data that we receive from and about our users. The use of consumer data by online service providers is a topic of active interest among federal, state, and international regulatory bodies, and the regulatory environment is unsettled. Many states have passed laws requiring notification to users where there is a security breach for personal data, such as California’s Information Practices Act. We face similar risks in international markets where our products and services are offered. Any failure, or perceived failure, by us to comply with or make effective modifications to our policies, or to comply with any applicable federal, state, or international privacy, data-retention or data-protection-related laws, regulations, orders or industry self-regulatory principles could result in proceedings or actions against us by governmental entities or others, a loss of user confidence, damage to our business and brand, and a loss of users, which could potentially have an adverse effect on our business.

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In addition, various federal, state and foreign legislative or regulatory bodies may enact new or additional laws and regulations concerning privacy, data retention, data transfer and data protection issues, including laws or regulations mandating disclosure to domestic or international law enforcement bodies, which could adversely impact our business, our brand or our reputation with users. For example, some countries are considering or have enacted laws mandating that user data regarding users in their country be maintained in their country. In addition, there currently is a data protection regulation applicable to member states of the European Union that includes operational and compliance requirements that are different than those currently in place and that also includes significant penalties for non-compliance.

The interpretation and application of privacy, data protection, data transfer and data retention laws and regulations are often uncertain and in flux in the United States and internationally. These laws may be interpreted and applied inconsistently from country to country and inconsistently with our current policies and practices, complicating long-range business planning decisions. If privacy, data protection, data transfer or data retention laws are interpreted and applied in a manner that is inconsistent with our current policies and practices, we may be fined or ordered to change our business practices in a manner that adversely impacts our operating results. Complying with these varying international requirements could cause us to incur substantial costs or require us to change our business practices in a manner adverse to our business and operating results.

We may be subject to legal liability associated with providing online services or content.

We host and provide a wide variety of services and technology products that enable and encourage individuals and businesses to exchange information; upload or otherwise generate photos, videos, text, and other content; advertise products and services; conduct business; and engage in various online activities both domestically and internationally. The law relating to the liability of providers of online services and products for activities of their users is currently unsettled both within the United States and internationally. We may be subject to domestic or international actions alleging that certain content we have generated or third-party content that we have made available within our services violates laws in domestic and international jurisdictions.

It is also possible that if any information provided directly by us contains errors or is otherwise wrongfully provided to users, third parties could make claims against us. For example, we offer web-based e-mail services, which expose us to potential risks, such as liabilities or claims, by our users and third parties, resulting from unsolicited e-mail, lost or misdirected messages, illegal or fraudulent use of e-mail, alleged violations of policies, property interests, or privacy protections, including civil or criminal laws, or interruptions or delays in e-mail service. We may also face purported consumer class actions or state actions relating to our online services, including our fee-based services. In addition, our customers, third parties, or government entities may assert claims or actions against us if our online services or technologies are used to spread or facilitate malicious or harmful code or applications.

Investigating and defending these types of claims are expensive, even if the claims are without merit or do not ultimately result in liability, and could subject us to significant monetary liability or cause a change in business practices that could negatively impact our ability to compete.

Our business depends on continued and unimpeded access to the Internet by us and our users. Internet access providers may be able to block, degrade, or charge for access to certain of our products and services, which could lead to additional expenses and the loss of users and advertisers.

Our products and services depend on the ability of our users to access the Internet, and certain of our products require significant bandwidth to work effectively. Currently, this access is provided by companies that have significant market power in the broadband and internet access marketplace, including incumbent telephone companies, cable companies, mobile communications companies, and government-owned service providers. Some of these providers may take, or have stated that they may take, measures that could degrade, disrupt, or increase the cost of user access to certain of our products by restricting or prohibiting the use of their infrastructure to support or facilitate our offerings, or by charging increased fees to us or our users to provide our offerings. Such interference could result in a loss of existing users and advertisers, and increased costs, and could impair our ability to attract new users and advertisers, thereby harming our revenues and growth. The adoption of any laws or regulations that limit access to the Internet by blocking, degrading or charging access fees to us or our users for certain services could decrease the demand for, or the usage of, our products and services, increase our cost of doing business and adversely affect our operating results.

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Tax Risks

We are subject to tax and regulatory audits which could result in the imposition of liabilities that may or may not have been reserved. We are subject to audits by taxing and regulatory authorities with respect to certain of our income and operations. These audits can cover periods for several years prior to the date the audit is undertaken and could result in the imposition of liabilities, interest and penalties if our positions are not accepted by the auditing entity.

We may be unable to achieve some, all or any of the benefits that we expect to achieve from our plan to expand our operations.

In the future we may require additional financing for capital requirements and growth initiatives. Accordingly, we will depend on our ability to generate cash flows from operations and to borrow funds and issue securities in the capital markets to maintain and expand our business. We may need to incur debt on terms and at interest rates that may not be as favorable. If additional financing is not available when required or is not available on acceptable terms, we may be unable to operate our business as planned or at all, fund our expansion, successfully promote our business, develop or enhance our products and services, take advantage of business opportunities or respond to competitive pressures, any of which could have a material adverse effect on our business, financial condition and results of operations

Risks Related with Management and Control Persons

We are dependent on the continued services of our Chief Executive Officer, Chief Commercial Officer, Chief Technology Officer and Chairman and if we fail to keep them or fail to attract and retain qualified senior executive and key technical personnel, our business will not be able to expand.

We are dependent on the continued availability of Rik Willard, our CEO, Steven Saunders, our CCO, Matthew Loeb, our Chairman, Stephen Morris, our Chief Technology Officer, and the availability of new employees to implement our business plans. The market for skilled employees is highly competitive, especially for employees in our industry. Although we expect that our planned compensation programs will be intended to attract and retain the employees required for us to be successful, there can be no assurance that we will be able to retain the services of all our key employees or a sufficient number to execute our plans, nor can there be any assurance we will be able to continue to attract new employees as required.

Our personnel may voluntarily terminate their relationship with us at any time, and competition for qualified personnel is intense. The process of locating additional personnel with the combination of skills and attributes required to carry out our strategy could be lengthy, costly and disruptive.

If we lose the services of key personnel or fail to replace the services of key personnel who depart, we could experience a severe negative effect on our financial results and stock price. The loss of the services of any key personnel, marketing or other personnel or our failure to attract, integrate, motivate and retain additional key employees could have a material adverse effect on our business, operating and financial results and stock price.

Our largest shareholder, former officer and director and a related party, Stephen Morris, has substantial control over us and our policies and will be able to influence corporate matters.

Stephen Morris is our Chief Technology Officer and Director of our company. Mr. Morris, whose interests may differ from other stockholders, is also our largest stockholder and has the ability to exercise significant control over us. Presently, he beneficially owns the majority of our common stock and he is the sole shareholder of our Special 2019 Series A Preferred Stock. He is able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. He could prevent transactions, which would be in the best interests of the other shareholders. Mr. Morris’ interests may not necessarily be in the best interests of the shareholders in general.

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The elimination of monetary liability against our directors, officers and employees under our Articles of Incorporation and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by our Company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contain provisions that eliminate the liability of our directors for monetary damages to our Company and shareholders. Our bylaws also require us to indemnify our officers and directors. We may also have contractual indemnification obligations under our agreements with our directors, officers and employees. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors, officers and employees that we may be unable to recoup. These provisions and resulting costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our Company and shareholders.

Our officers and directors have limited experience managing a public company.

Our officers and directors have limited experience managing a public company. Consequently, we may not be able to raise any funds or run our public company successfully. Our executive’s officer’s and director’s lack of experience of managing a public company could cause you to lose some or all of your investment.

Risks Related to the Offering and the Market for our Stock

We will likely conduct further offerings of our equity securities in the future, in which case your proportionate interest may become diluted.

We will likely be required to conduct equity offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If our common stock shares are issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common stock shares in order to fund our business operations. If we issue additional common stock shares or securities convertible into shares of our common stock, your percentage interest in us could become diluted.

We have the right to issue additional common stock and preferred stock without consent of stockholders. This would have the effect of diluting investors’ ownership and could decrease the value of their investment.

We have additional authorized, but unissued shares of our common stock that may be issued by us for any purpose without the consent or vote of our stockholders that would dilute stockholders’ percentage ownership of our company.

In addition, our certificate of incorporation authorizes the issuance of shares of preferred stock and/or the conversion of existing outstanding preferred stock into common stock, the rights, preferences, designations and limitations of which may be set by the Board of Directors. Our certificate of incorporation has authorized issuance of up 3,000,000,000 shares of common stock and up to 25,000,000 shares of preferred stock in the discretion of our Board.

The shares of authorized but unissued preferred stock may be issued upon Board of Directors approval; no further stockholder action is required. If issued, the rights, preferences, designations and limitations of such preferred stock would be set by our Board and could operate to the disadvantage of the outstanding common stock. Such terms could include, among others, preferences as to dividends and distributions on liquidation.

We may have difficulty selling our shares because the selling shareholders are concurrently offering their shares for resale to the public.

We may have difficulty selling our 10,000,000 shares in our primary offering because we may be competing with the selling shareholders who are concurrently offering their 2,041,786 shares under a resale offering to the public. We are offering our shares at a fixed price of $2.00 per share for the duration of the offering. Our offering is not underwritten by a broker-dealer on a firm commitment basis, so there can be no assurance that all, or even a substantial number, of the shares of common stock we are offering hereby will be sold. Conversely, the selling shareholders may offer and sell or otherwise dispose of the shares from time to time also at $2.00 per share for the duration of the offering unless we are quoted on the OTCQB tier of OTC Markets or listed on a national exchange, and then through public or private transactions at prevailing market prices, at prices related to such prevailing market prices, at varying prices determined at the time of sale, at negotiated prices, or at fixed prices. Accordingly, if we are eligible for trading on tiers higher than OTC Pink or listed on a national exchange, the selling security holders may reduce the price of their shares which may hinder our ability to sell any shares under our offering. In that event, the overall proceeds to us from our offering may be decreased which would decrease the amount of capital available for our business operations. Further, sales of a substantial number of resale shares by the selling shareholders could impair our ability to raise capital through the sale of additional equity securities.

Wyoming law and certain anti-takeover provisions of our corporate documents could entrench our management or delay or prevent a third party from acquiring us or a change in control even if it would benefit our shareholders.

Investors in this offering will experience immediate and substantial dilution.

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If all of the shares offered hereby are sold, investors in this offering will own 7% of the then outstanding shares of common stock, but will have paid approximately 78% of the total consideration for our outstanding shares, resulting in a dilution of $1.88 per share. See “Dilution”

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “BBLR” on the OTC Pink operated by OTC Markets Group, Inc., an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Although we expect to apply to list our common stock on The Nasdaq Capital Market, an active trading market may not develop following the completion of this offering or, if developed, may not be sustained. The lack of an active market may impair your ability to sell your shares at the time you wish to sell them or at a price that you consider reasonable. The lack of an active market may also reduce the fair value of your shares. An inactive market may also impair our ability to raise capital to continue to fund operations by selling shares and may impair our ability to acquire other companies or technologies by using our shares as consideration.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

Our stock price is subject to a number of factors, including:

▪	Technological innovations or new products and services by us or our competitors;

▪	Government regulation of our products and services;

▪	The establishment of partnerships with other telecom companies;

▪	Intellectual property disputes;

▪	Additions or departures of key personnel;

▪	Sales of our common stock;

▪	Our ability to integrate operations, technology, products and services;

▪	Our ability to execute our business plan;

▪	Operating results below or exceeding expectations;

▪	Whether we achieve profits or not;

▪	Loss or addition of any strategic relationship;

▪	Industry developments;

▪	Economic and other external factors; and

▪	Period-to-period fluctuations in our financial results.

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Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We may not be required to file periodic and other reports after a period if we fail to file a form 8-A.

We will be required to file annual and quarterly reports with the Securities and Exchange Commission after the date this offering circular is qualified; however, we will not be subject to the proxy or other rules of the Securities Exchange Act of 1934, unless we file a form 8A or similar registration statement.

Shortly following this offering, we intend voluntarily to file a registration statement on Form 8-A which will subject us to all of the full reporting requirements of the 1934 Act. This will require us to file quarterly and annual reports with the SEC and will also subject us to the proxy rules of the SEC. In addition, our officers, directors and 10% stockholders will be required to submit reports to the SEC on their stock ownership and stock trading activity. We are not required under Section 12(g) or otherwise to become a mandatory 1934 Act filer unless we have more than 500 shareholders and total assets of more than $10 million.

Potential investors may be less interested in purchasing our stock if we are not required to report to the SEC and the hold period for our securities under Rule 144 would increase from six months to one year.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not yet have an audit committee and our Board of Directors has little technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company’s financial personnel and Accounting firm to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

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As a smaller reporting company and will be exempt from certain disclosure requirements, which could make our Common Stock less attractive to potential investors.

Rule 12b-2 of the Exchange Act defines a “smaller reporting company” as an issuer that is not an investment company, an asset-backed issuer, or a majority-owned subsidiary of a parent that is not a smaller reporting company and that:

●	had a public float of less than $250 million as of the last business day of our most recently completed second fiscal quarter, computed by multiplying the aggregate worldwide number of shares of our voting and non-voting common equity held by non-affiliates by the price at which the common equity was last sold, or the average of the bid and asked prices of common equity, in the principal market for the common equity; or

●	in the case of an initial registration statement under the Securities Act, or the Exchange Act, for shares of our common equity, had a public float of less than $250 million as of a date within 30 days of the date of the filing of the registration statement, computed by multiplying the aggregate worldwide number of such shares held by non-affiliates before the registration plus, in the case of a Securities Act registration statement, the number of such shares included in the registration statement by the estimated public offering price of the shares; or

●	in the case of an issuer whose public float as calculated under paragraph (1) or (2) of this definition was zero, had annual revenues of less than $100 million during the most recently completed fiscal year for which audited financial statements are available.

As a smaller reporting company, we will not be required and may not include a Compensation Discussion and Analysis section in our proxy statements; we will provide only two years of financial statements; and we need not provide the table of selected financial data. We also will have other “scaled” disclosure requirements that are less comprehensive than issuers that are not smaller reporting companies which could make our Common Stock less attractive to potential investors, which could make it more difficult for our stockholders to sell their shares.

We have broad discretion in the use of a portion of the net proceeds from our initial public offering and may not use them effectively.

We currently intend to use the net proceeds from this offering to fund the expansion of the company-operated and franchise systems, marketing and advertising, restaurant level consumer technology systems and applications and for general corporate purposes, including working capital and capital expenditures. For more information, see “Use of Proceeds.” However, our management will have broad discretion in the application of the net proceeds. Our stockholders may not agree with the manner in which we choose to allocate the net proceeds from this offering. Our failure to apply these funds effectively could have a material adverse effect on our business, financial condition and results of operation. Pending their use, we may invest the net proceeds from this offering in a manner that does not produce income.

If securities or industry analysts do not publish research or reports about our business, or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our common stock will, to some extent, depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, our share price would likely decline. If one or more of these analysts cease coverage of us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

We may be subject to securities litigation, which is expensive and could divert management attention.

In the past companies that have experienced volatility in the market price of their stock have been subject to securities class action litigation. We may be the target of this type of litigation in the future. Litigation of this type could result in substantial costs and diversion of management’s attention and resources, which could seriously hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements. All statements other than statements of historical facts contained in this prospectus, including statements regarding our future results of operations and financial position, business strategy, prospective products, product approvals, timing and likelihood of success, plans and objectives of management for future operations, and future results of current and anticipated products are forward-looking statements. These statements involve known and unknown risks, uncertainties and other important factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements.

In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar expressions. The forward-looking statements in this prospectus are only predictions. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our business, financial condition and results of operations. These forward-looking statements speak only as of the date of this prospectus and are subject to a number of risks, uncertainties and assumptions described under the sections in this prospectus entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and elsewhere in this prospectus. Because forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified and some of which are beyond our control, you should not rely on these forward-looking statements as predictions of future events. The events and circumstances reflected in our forward-looking statements may not be achieved or occur and actual results could differ materially from those projected in the forward-looking statements. Moreover, we operate in an evolving environment. New risk factors and uncertainties may emerge from time to time, and it is not possible for us to predict all risk factors and uncertainties. Except as required by applicable law, we do not plan to publicly update or revise any forward-looking statements contained herein, whether as a result of any new information, future events, changed circumstances or otherwise.

This prospectus also contains estimates and other statistical data made by independent parties and by us relating to market size and growth and other data about our industry. This data involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. In addition, projections, assumptions and estimates of our future performance and the future performance of the markets in which we operate are necessarily subject to a high degree of uncertainty and risk.

USE OF PROCEEDS

We are offering a total of 10,000,000 shares at a price of $2.00 per share under our Primary Offering.  The shares being offered by us are being offered without the use of underwriters or broker-dealers and will be sold by our officers and directors.  No commissions or discounts will be paid in connection with the sale of the shares being offered by us.

The following table below sets forth the net proceeds assuming the sale of 25%, 50%, 75% and 100% of the Primary Offering.

Item	25%	50%	75%	100%
Gross proceeds	$5,000,000	$10,000,000	$15,000,000	$20,000,000
Estimated offering expenses	$20,000	$20,000	$20,000	$20,000
Net Proceeds	$4,980,000	$9,980,000	$14,980,000	$19,980,000
Budget Expenses 2021 & 2022	$2,290,800	$4,590,800	$6,890,800	$9,190,800
Capital Infusion for business growth 2021 & 2022	$1,942,200	$3,892,200	$5,842,200	$7,792,200
Funds for New Subsidiaries Acquisition (s) 2021 & 2022	$747,000	$1,497,000	$2,247,000	$2,997,000
Funds to Retire Debt	$0	$0	$0	$00
Use of Net proceeds	$4,980,000	$9,980,000	$14,980,000	$19,980,000

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         We plan to use the net proceeds of the Primary Offering as described above and for working capital, general corporate purposes and acquisitions. We do not have any acquisitions currently pending.

The principal purposes of this offering are to raise sufficient capital for us to implement our business plan, become a reporting under the Exchange Act and create a public market for our common shares.  If we are unable to sell any shares under the Primary Offering, we have sufficient funds to pay the costs of this offering.

Secondary Offering

The common shares offered by the selling security holders are being registered for the account of the selling security holders identified in this prospectus.  All net proceeds from the sale of these common shares will go to the respective selling security holders who offer and sell their common shares.  We will not receive any part of the proceeds from such sales of common shares.

DIVIDEND POLICY

We have never paid dividends on our common stock, and currently do not intend to pay any cash dividends on our common stock in the foreseeable future. In addition, we may incur debt financing in the future, the terms of which will likely prohibit us from paying cash dividends or distributions on our common stock. Even if we are permitted to pay cash dividends in the future, we currently anticipate that we will retain all future earnings, if any, to fund the operation and expansion of our business and for general corporate purposes.

DILUTION

As of September 30, 2021, we had a historical net tangible book value of ($2,281,900), or ($0.02) per share of common stock, based on 140,102,075 shares of common stock outstanding at September 30, 2021. Our historical net tangible book value per share is the amount of our total tangible assets less our total liabilities at September 30, 2021, divided by the number of shares of common stock outstanding at September 30, 2021.

After giving further effect to the sale of 10,000,000 shares of common stock in this offering at an assumed initial public offering price of $2.00 per share and after deducting the estimated offering expenses payable by us, our as adjusted net tangible book value at September 30, 2021 would have been $17,698,100, or $0.12   per share of common stock. This represents an immediate increase in pro forma as adjusted net tangible book value of $0.13 per share to existing stockholders and immediate dilution of $1.88 per share to new investors purchasing shares of common stock in this offering.

The following table illustrates this dilution on a per share basis:

	If 25% of	If 50% of	If 75% of	If 100% of
	shares sold	shares sold	shares sold	shares sold
Assumed offering price per common share	$2.00	$2.00	$2.00	$2.00
Historical net tangible book value per common share before the offering	$(0.02)	$(0.02)	$(0.02)	$(0.02)
Increase per common share attributable to this offering	$0.05	$0.08	$0.11	$0.14
Pro forma net tangible book value after the offering	$0.03	$0.06	$0.09	$0.12
Pro forma dilution per common share to new investors in this offering	$1.98	$1.94	$1.91	$1.88

The number of shares of common stock that will be outstanding after this offering of 152,194,881 is based on 140,102,075 shares of common stock outstanding as of September 30, 2021.

The following table summarizes, on the as adjusted basis described above, the total number of shares of common stock purchased from us, the total consideration paid or to be paid, and the average price per share paid or to be paid by existing stockholders and by new investors to be registered in this offering at an assumed initial public offering price of $2.00 per share, before deducting estimated offering expenses payable by us (Existing shareholders excludes 51,020 shares not granted registration rights).

If 100% of Shares Sold

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price Per Share
Existing stockholders	140,102,075	92%	$3,342,457	13%	$0.02
Selling Shareholders	2,041,786	1%	2,287,780	9%	1.12
New investors	10,000,000	7%	20,000,000	78%	2.00
Total	152,143,861	100%	$25,630,237	100%	$0.17

If 75% of Shares Sold

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price Per Share
Existing stockholders	140,102,075	94%	3,342,457	16%	$$0.02
Selling Shareholders	2,041,786	1%	2,287,780	11%	1.12
New investors	7,500,000	5%	15,000,000	73%	2.00
Total	149,643,861	100%	20,630,237	100%	$0.14

If 50% of Shares Sold

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price Per Share
Existing stockholders	140,102,075	95%	$3,342,457	21%	$0.02
Selling Shareholders	2,041,786	1%	2,287,780	15%	1.12
New investors	5,000,000	4%	10,000,000	64%	2.00
Total	147,143,861	100%	$15,630,237	100%	$0.11

If 25% of Shares Sold

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price Per Share
Existing stockholders	140,102,075	97%	$3,342,457	31%	$0.02
Selling Shareholders	2,041,786	1%	2,287,780	22%	1.12
New investors	2,500,000	2%	5,000,000	47%	2.00
Total	144,643,861	100%	$10,630,237	100%	$0.07

18

SELLING SHAREHOLDERS

This prospectus relates to the offer and sale by the selling stockholders from time to time of up to an aggregate of 2,041,786 shares of common stock, which is comprised of: (a) 33,000 shares of common stock; and (b) 2,008,786 shares of common stock issuable upon conversion underlying promissory notes.

When we refer to the “selling stockholders” in this prospectus, we mean the persons and entities listed in the table below, and each of their respective pledgees, donees, permitted transferees, assignees, successors and others who later come to hold any of such selling stockholder’s interests in shares of our Common Stock other than through a public sale.

Other than as described in this prospectus, the selling stockholders have not within the past three years had any position, office or other material relationship with us or any of our predecessors or affiliates other than as a holder of our securities. None of the selling stockholders is a broker-dealer or affiliate of a broker-dealer.

There are 2,041,786 shares of common stock underlying convertible promissory notes that were issued in January 2021 and November 2021 in an offshore offering pursuant to Regulation S of the Securities Act. We have agreed to grant these noteholders with piggyback registration rights and that is why they are listed in this Prospectus. The outstanding principal and accrued interest under the Notes convert into common shares of our company at a fixed price of $1.15 per share, and mandatorily convert when we register our common stock under Section 12(g) of the Exchange Act, which the Company plans to do by filing a Form 8-A12G immediately upon effectiveness of this Registration Statement.

There are also 33,000 shares of common stock, issued in October 2021 in respect of investor relation services. We have agreed to grant this shareholder piggyback registration rights and that is why they are listed in this Prospectus.

The table below presents information regarding the selling stockholders, the shares of Common Stock that they may sell or otherwise dispose of from time to time under this prospectus and the number of shares and percentage of our outstanding shares of Common Stock each of the selling stockholders will own assuming all of the shares covered by this prospectus are sold by the selling stockholders.

We do not know when or in what amounts the selling stockholders may sell or otherwise dispose of the shares of Common Stock offered hereby. The selling stockholders might not sell or dispose of any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling stockholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of shares that will be held by the selling stockholders after completion of the offering. However, for purposes of this table, we have assumed that all of the shares of Common Stock covered by this prospectus will be sold by the selling stockholders.

			Beneficial Ownership After Offering (1)
Selling Stockholder	Beneficial Ownership Prior to This Offering (1)	Shares Offered Hereby	Shares	Percent

Beverley Abraham	21,963	21,963	21,963	*
Ashley Allen	71,823	71,823	71,823	*
Sana Ashraf	11,070	11,070	11,070	*
Neil Atkinson	10,552	10,552	10,552	*
Josephine Baden	9,713	9,713	9,713	*
Gilles Baudet	24,317	24,317	24,317	*
Laura Brodie	3,119	3,119	3,119	*
Nicholas Budge	61,497	61,497	61,497	*
Nicola & Aidan Byrne	10,543	10,543	10,543	*
Martin C Evans	3,727	3,727	3,727	*
Michael Cavanagh	15,353	15,353	15,353	*
Michael Chapman	4,332	4,332	4,332	*

19

Andrew Clark	8,819	8,819	8,819	*
Demelza Clark	3,740	3,740	3,740	*
Paul Cotgrave	1,831	1,831	1,831	*
Helen Cresswell	18,280	18,280	18,280	*
Carmel Devine-Judge	8,785	8,785	8,785	*
Russell Dodd	8,790	8,790	8,790	*
Iain Dorrian	24,317	24,317	24,317	*
James Doyle	10,982	10,982	10,982	*
John Duckworth	88,636	88,636	88,636	*
Mai-Ling Duckworth	32,736	32,736	32,736	*
Brian Elkerton	8,526	8,526	8,526	*
Craig Elkerton	1,831	1,831	1,831	*
Kyle Elkerton	1,831	1,831	1,831	*
Ryan Elkerton	1,831	1,831	1,831	*
Alison Fenton	2,523	2,523	2,523	*
Helen Fenton	8,786	8,786	8,786	*
Ruth Fenton	8,786	8,786	8,786	*
Gary Fisher	1,831	1,831	1,831	*
John Forde	4,290	4,290	4,290	*
Pip France	9,741	9,741	9,741	*
Neil Fraser	19,993	19,993	19,993	*
Beverly Futers	28,490	28,490	28,490	*
Harrison Futers	2,021	2,021	2,021	*
Joseph Futers	5,810	5,810	5,810	*
Catharine Garner	9,961	9,961	9,961	*
Claudette Geddes	8,639	8,639	8,639	*
Oakley Glyn-Jones	8,816	8,816	8,816	*
Anita Goodacre-Stent	8,786	8,786	8,786	*
Christian Gordon	12,106	12,106	12,106	*
Mark Green	16,724	16,724	16,724	*
Roger & Elaine Gregory	8,786	8,786	8,786	*
Conor Grovestock	4,518	4,518	4,518	*
Karen Hamlett	12,256	12,256	12,256	*
Alex Hammond	12,097	12,097	12,097	*
Julian Harrison	9,264	9,264	9,264	*
Gareth HC Roberts	3,040	3,040	3,040	*
Raymond Humphreys	25,257	25,257	25,257	*
Susan Humphreys	25,257	25,257	25,257	*
Shaukat Hussain	97,631	97,631	97,631	*
Peter Judge	8,768	8,768	8,768	*
Tobias Jung	8,993	8,993	8,993	*
Jonathan Kinch	24,563	24,563	24,563	*
Thomas Koernicke	10,042	10,042	10,042	*
Marion Kurzweil	20,431	20,431	20,431	*
Kate Lawton	12,299	12,299	12,299	*
Nicholas Lawton	12,299	12,299	12,299	*
Chris Lee	8,785	8,785	8,785	*

20

Deirdre Lee	2,523	2,523	2,523	*
Jane Lee	8,785	8,785	8,785	*
Falk Lippitz	10,290	10,290	10,290	*
Otto Lippitz	10,290	10,290	10,290	*
Glen Maddocks	6,190	6,190	6,190	*
Michaela Majcikova	8,786	8,786	8,786	*
Daniel Matthews	30,550	30,550	30,550	*
Gavin Maude	17,448	17,448	17,448	*
David Mawson	18,423	18,423	18,423	*
Conor McAuliffe	8,785	8,785	8,785	*
Janis McGowan	8,790	8,790	8,790	*
John McNaughton	12,203	12,203	12,203	*
Susan Foyle & Kevin Mills	49,123	49,123	49,123	*
Valerie Mitchell	8,791	8,791	8,791	*
Farooq Mohammad	12,353	12,353	12,353	*
Tariq Mohammad	60,369	60,369	60,369	*
Andrew Moulding	8,783	8,783	8,783	*
Roger Moulding	30,312	30,312	30,312	*
Marian Murphy	4,659	4,659	4,659	*
Stephen Murray	8,785	8,785	8,785	*
Harriet Nicholson	8,785	8,785	8,785	*
Michael G Oakley	6,087	6,087	6,087	*
Tom O'Brien	5,577	5,577	5,577	*
Joseph O'Leary	17,570	17,570	17,570	*
Geoffrey Palmer	22,080	22,080	22,080	*
Karen Patricia Laverty	2,935	2,935	2,935	*
Dominic Patton	4,884	4,884	4,884	*
Michael Peart	9,357	9,357	9,357	*
Jon Pemberton	18,616	18,616	18,616	*
Cael Persaud	2,526	2,526	2,526	*
Danniella Persaud	2,526	2,526	2,526	*
Derek Persaud	54,183	54,183	54,183	*
Flora Persaud	12,352	12,352	12,352	*
Samuel Persaud	2,526	2,526	2,526	*
Cecil Peters	8,786	8,786	8,786	*
Joanne Rae Forrester	2,935	2,935	2,935	*
Jasvir Rajasansir	8,798	8,798	8,798	*
Prabhjot Rajasansir	8,798	8,798	8,798	*
John Rathbone	8,786	8,786	8,786	*
Catherine Reid	8,897	8,897	8,897	*
Tina Robbins	12,220	12,220	12,220	*
Fraser AC Roberts	6,087	6,087	6,087	*
Lee AC Roberts	3,040	3,040	3,040	*
Allan Roberts	9,770	9,770	9,770	*

21

Gary Rosenthal Snr	8,083	8,083	8,083	*
Leanne Rosenthal	8,083	8,083	8,083	*
Sandra Rosenthal	8,083	8,083	8,083	*
Emma Rule	11,860	11,860	11,860	*
Gillian Rule	8,786	8,786	8,786	*
Neil Rule	8,786	8,786	8,786	*
Ovais Sarmad	10,554	10,554	10,554	*
Adelheid Schaper	10,097	10,097	10,097	*
Lennart Schaper	10,097	10,097	10,097	*
Vanni Scolozzi	10,097	10,097	10,097	*
Alan Scott	18,343	18,343	18,343	*
Ashley Scott	12,203	12,203	12,203	*
Megan Scott	12,220	12,220	12,220	*
Victoria Seddon	1,516	1,516	1,516	*
William Shaw	2,443	2,443	2,443	*
Jeff Sheldon	4,811	4,811	4,811	*
Munjot Singh Rajasansir	8,797	8,797	8,797	*
Roswitha Siptroth	12,106	12,106	12,106	*
Mairian Smith	23,573	23,573	23,573	*
Lee Sotheran	38,850	38,850	38,850	*
Gary Stanley Rosenthal	1,516	1,516	1,516	*
Joshua Stonard	2,936	2,936	2,936	*
Priti Tailor	12,003	12,003	12,003	*
Antony Taylor	70,718	70,718	70,718	*
Ivor George (Ted) Tylee	56,690	56,690	56,690	*
William Varnals	4,884	4,884	4,884	*
Matthew Wassall	30,946	30,946	30,946	*
Benjamin Watts	11,537	11,537	11,537	*
Luke Watts	8,785	8,785	8,785	*
Malcolm Wharton	4,332	4,332	4,332	*
Robert Whyman	17,448	17,448	17,448	*
Valerie Woods	8,785	8,785	8,785	*
Race Yeung	43,926	43,926	43,926	*
Consulting for Strategic Growth	33,000	33,000	33,000
	2,041,786	2,041,786	2,041,786

*       Less than 1%

(1)	The information in the table is based on information supplied to us by the selling shareholders. The percentages of ownership are calculated based on 140,186,095 shares of common stock outstanding as of January 7, 2022. Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act, and generally includes shares over which the selling stockholder has voting or dispositive power, including any shares that the selling stockholder has the right to acquire within 60 days of the date of this prospectus.

22

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion and analysis summarizes the significant factors affecting our operating results, financial condition, liquidity and cash flows as of and for the periods presented below. The following discussion and analysis should be read in conjunction with our financial statements and related notes included elsewhere in this prospectus. This discussion contains forward-looking statements that are based on beliefs of our management, as well as assumptions made by, and information currently available to, our management. Actual results may differ materially from those discussed in or implied by forward-looking statements as a result of various factors, including those discussed below and elsewhere in this prospectus, particularly in the section entitled “Risk Factors.” See “Cautionary Note Regarding Forward-Looking Statements.”

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

As used in this “Management’s Discussion and Analysis of Financial Condition and Results of Operation,” except where the context otherwise requires, the term “we,” “us,” “our,” or “the Company,” refers to the business of Bubblr Inc. Inc.

Results of Operations for the Nine Months Ended September 30, 2021 and 2020

Revenues

We did not achieve revenues from our current operations for the nine months ended September 30, 2021 or 2020. We will not achieve revenues unless we are able to market, support and deliver our product and service offerings. There can be no assurances that we will achieve revenues despite our efforts.

Operating Expenses

Operating expenses increased to $3,245,472 for the nine months ended September 30, 2021, as compared with $1,146,389 for the same period ended 2020. For the nine months ended September 30, 2021, our operating expenses mainly consisted of $1,795,560 in professional fees. $1,592,641 was charged for Advisory Board members and consultant compensation that was paid by the issuance of common stock. Additional operating expenses consisted of $532,413 in compensation, $452,222 in research and development $285,867 in amortization and depreciation $72,164 in market and regulation costs, and $107,246 in general and administrative expenses. For the nine months ended September 30, 2020, our operating expenses consisted of $103,419 in professional fees, $391,107 in compensation, $319,065 in research and development $212,436 in amortization and depreciation, $51,810 in marketing and regulation costs, and $68,522 in general and administrative expense.

Our operating expenses are expected to increase as we further implement our business plan and the added expenses associated with this offering and reporting with the Securities and Exchange Commission.

Net Loss

We finished the nine months ended September 30, 2021 with a net loss of $3,327,775, as compared to a loss of $1,121,305 during the nine months ended September 30, 2020.

Results of Operations for the Years Ended December 31, 2020 and 2019

Revenues

23

We did not achieve revenues from our current operations for the year ended December 31, 2020. In 2019 we achieved minimal revenues of $12,364 from consultancy activity. We will not achieve revenues unless we are able to market, support and deliver our product and service offerings. There can be no assurances that we will achieve revenues despite our efforts.

Operating Expenses

Operating expenses decreased to $1,267,124 for the year ended December 31, 2020, as compared with $1,723,468 for the same period ended 2019. For the year ended December 31, 2020, our operating expenses mainly consisted of $396,321 in compensation expense, $268,620 in professional fees, and $283,295 in amortization and depreciation. For the year ended December 31, 2019, our operating expenses mainly consisted of $496,894 in research and development, $422,014 in compensation, $274,095 in professional fees, and $273,951 in amortization and depreciation.

Our operating expenses are expected to increase as we further implement our business plan and the added expenses associated with this offering and reporting with the Securities and Exchange Commission.

Net Loss

We finished the year ended December 31, 2020 with a loss of $1,131,809 as compared to a loss of $1,932,665 during the year ended December 31, 2019.

Liquidity and Capital Resources

As of September 30, 2021, we had total current assets of $372,398 and current liabilities of $677,845, resulting in a working capital deficit of $305,447. As of December 31, 2020, we had total current assets of $190,380 and current liabilities of $1,172,882, resulting in a working capital deficit of $982,502.

We used $72,439 and $1,695 in investing activities during the nine months ended September 30, 2021 and 2020, respectively, for purchase of fixed assets and intangible assets.

Our operating activities used $1,506,563 during the nine months ended September 30, 2021 as compared with $840,710 used in operating activities in the nine months ended September 30, 2020. Our negative operating cash flows in 2021 and 2020 is largely the result of our net loss for the periods.

Financing activities provided $1,696,413 during the nine months ended September 30, 2021 compared with $732,898 provided during the nine months ended September 30, 2020. During the nine months ended September 30, 2021, we received $2,007,578 in convertible notes payable, and made repayments of $8,097 in loans payable and $303,068 in loans payable – related parties. During the nine months ended September 30, 2020, we received proceeds of $360,024 in convertible notes, $239,635 from the issuance of common stock, and $158,771 in loans payable – related parties, and made repayments of $7,492 in loans payable and $18,040 in loans payable -related parties.

Based upon our current financial condition, we do not have sufficient cash to operate our business at the current level for the next twelve months. We intend to fund operations through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. The Company is conducting an offering under Form S-1 for the sale of up to 10,000,000 common stock. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold. We also plan to seek additional financing in a private equity offering to secure funding for operations. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

24

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

We believe our most critical accounting policies and estimates relate to the following:

•	Foreign Currency Translations
•	Intangible Assets
•	Long-lived Assets
•	Income Taxes

Foreign Currency Translations

The functional currency of the Company’s international subsidiaries is generally their local currency of Great British pounds (GBP). Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at weighted average rates of exchange during the period. Equity accounts are translated at historical rates.  The resulting translation adjustments are recorded directly into accumulated other comprehensive income.

Intangible Assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Recent Accounting Pronouncements

For discussion of recently issued and adopted accounting pronouncements, please see Note 2 to the audited consolidated financial statements as of and for the years ended December 31, 2020 and 2019 included herein.

25

Off Balance Sheet Arrangements

As of September 30, 2021, there were no off-balance sheet arrangements.

 BUSINESS

Overview

Bubblr, Inc is a profoundly disruptive and genuinely innovative technology company that is proudly ethical. Our objective is to fix a broken internet economic model that currently suffers from the following failures:

(1)	It recklessly abuses an individual's personal data;

(2)	It is prohibitively expensive and complex for most businesses to utilize as a marketing channel; and

(3)	It fails to provide sufficient revenue for content creators and online participants outside of those at the very top.

Bubblr has designed and patented an alternative online search mechanism to solve these profound disconnects, resulting in a new economic platform that we believe is fundamentally sustainable and fair to users, online businesses, and all online stakeholders. Our mission is to empower the developers of a new Internet in creating Ethical Technologies through our Intellectual Property, providing advanced digital tools that enable developers and creators to build fair-forward solutions to build a new Ethical Internet Ecosystem (EIE).

Intellectual Property

We have created a new search mechanism, which has been granted a patent in South Africa (2016/06947), New Zealand(725014) and in the United States (‘Utility Patent No. US 10977387, AN INTERNET-BASED SEARCH MECHANISM’.). We have patents pending on the same processes in Canada (2962520), Australia (2015248619), E.U. (15723990.6) and the United Kingdom (PCT/GB2015/051130) creating an alternative economic ecosystem to tackle the current broken model and better serve all main participant groups. Our work ensures that users, content publishers, and small-to-medium enterprises (SMEs) are better protected and rewarded in their online experiences.

Our current belief is that the patent is unique and priceless, and we are presently engaged with an independent third-party to corroborate our assertions. We have also filed various trademark applications in Europe and the UK for all our potential products. These copyright applications are all progressing as expected.

Bubblr is currently in the process of filing a follow-on patent to our approved INTERNET SEARCH MECHANISM. This patent will define an alternative mobile search system purely for information rather than goods and service, which our original patent covers. This new search mechanism will be more effective than the established search engines for three reasons: 1) there will be no advertising results returned in search query; 2) the user experience will be specifically designed for mobile devices, and 3) no personal data of users is collected. Details of the mobile search app will become available upon formal filing.

Products and Services

All of the consumer-based products developed are designed to deliver the presentation layer through mobile-first consumer experiences. Bubblr eschews delivery of consumer products through browsers, as they are inherently vulnerable to interference by bad actors.

We are developing our EIE by concentrating on proven value methodologies designed to exponentially increase the adoption of our IP through the following models.

26

(1)	Our Venture Fund will license and provide our technology to select start-ups, teams and developers. Depending on the application, we also intend to provide early-stage funding to certain start-ups and projects that best reflect and exemplify ethical directives. This will allow us to grow a developer ecosystem and maximize reach and revenue through multiple avenues.

(2)   Our licensing model will provide opportunities through partnerships with select start-ups and established corporations, to further our reach and rapid development of platform applications.

(3)	Research & development through an Open Source Initiative designed to evolve our IP (developed under patent). This allows us to identify growth areas and expand ecosystems, platforms, and products within those areas.

We have also developed a data-driven conversations (DDC) capability that is in the process of being implemented into our platform and app technologies. This generic application can be used by ant developer with access to our toolkit, and will allow Bubblr to build and alter conversation search dialogues to optimize searching for information and content.

For example, allowing users to filter news articles they receive is limited to their chosen geographical area. The DDC capability can also be reused as an essential component of our open-source platform to provide generic conversation e-commerce capabilities. Our DDC offer is not a chatbot, but rather a generic data-driven questionnaire system that can be deployed within apps without requiring any extra coding. Moreover, it operates using mobile app components that use 'finger taps' rather than entering text using a keyboard.

Additionally, we have been building complex AI and machine learning to optimize search results regarding relevance and salience for searching for news. Again, these news-based search algorithms will also be reused within the open-source platform and development ecosystems, and may be added to our overall Software Development Kit (SDK).

The systems architecture to support these systems has evolved. Our current belief is that a collection of technologies is the perfect platform to deliver our solutions in an open-source setting.

We have a combination of Postgres SQL (a scalable relational database that can integrate and manipulate JSON documents) and Elastic Search, which has become the NoSQL document database of choice for delivering very high volume document data sets with built-in machine learning and AI capabilities.

We have managed to integrate these two very different and unique database platforms in powerful ways that allow us to data-drive all our products in ways that other companies will find it difficult in terms of time and money to successfully emulate.

This means that most of our crucial API's never have to be altered with the apps we produce, or that our partners deliver. However, we still retain the capacity to radically enhance the behavior of our technology without having to issue new versions.

We have also integrated open-source NLP (Natural Language Processing) into our products and platforms to include NLP as an intrinsic part of our search functionality. Utilizing NLP and Named Entity Recognition (NER), we can significantly evaluate news stories' relevance and salience to improve any native product search experience.

Competition

The space for online marketplaces and ad networks is rapidly evolving. The Advertising Technology (Ad-tech) industry includes all kinds of tools, software platforms (Google, Facebook), agencies, data-brokers, etc. It facilitates targeted advertisements that have become exponentially more invasive over the past decade due to massive amounts of personal data collection. It's a complex and opaque ecosystem that tracks, profiles, discriminates (both personal and business) and manipulates for profit. It's a multi-billion dollar industry that is now facing litigation, investigations, and new regulations to curb its practices.

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We face intense competition from companies with much larger capital resources than us, and, as a result, we could struggle to attract users and gain market share. Many of our existing or future competitors have greater financial resources and greater brand name recognition than we do and, as a result, may be better positioned to adapt to changes in the industry or the economy as a whole. We will strive to advance our technology in each of these sectors ahead of our competitors to gain market share. We also face intense competition in attracting and retaining qualified employees. Our ability to continue to compete effectively will depend upon our ability to attract new employees, retain and motivate our existing employees and to compensate employees competitively. We face significant competition in several aspects of our business, and such competition might increase, particularly in the market for networks and online marketplaces.

Our competitors may announce new products, services or enhancements that better address changing industry standards or the needs of users, such as mobile access or different market focus. Any such increased competition could cause pricing pressure, loss of business or decreased user activity, any of which could adversely affect our business and operating results.

We believe that we have competitive strengths and protection via our IP that position us favorably in our lines of business. However, our industry is evolving rapidly and is becoming increasingly competitive. Larger and more established companies may focus on cost effective privacy first marketplace services and could directly compete with us on those benefits. Smaller companies could also launch new products and services that we do not offer and that could gain market acceptance quickly.

 Government Regulation

We are subject to a number of foreign and domestic laws and regulations that affect companies conducting business online, many of which are evolving and could be interpreted in ways that could harm our business. In the United States and abroad, laws and regulations relating to the liability of providers of online services for activities of their users and other third parties are being tested by a number of claims, including actions based on invasion of privacy and other torts, unfair competition, copyright and trademark infringement, and other theories based on the nature and content of the materials searched, or the content provided by users. Further some countries impose regulations regarding or require licenses to conduct various aspects of our business, including employee recruiting, and news related services. Any court ruling or other governmental action that imposes liability on providers of online services for the activities of their users or other third parties could harm our business. In addition, rising concern about the use of social networking technologies for illegal conduct, such as the unauthorized dissemination of national security information, money laundering or supporting terrorist activities, may in the future produce legislation or other governmental action that could require changes to our website platform, restrict or impose additional costs upon the conduct of our business or cause users to abandon material aspects of our platform.

In the area of information security and data protection, most states have enacted laws and regulations requiring notification to users when there is a security breach of personal data, or requiring the adoption of minimum information security standards that are often vaguely defined and difficult to practically implement. The costs of compliance with these laws and regulations may increase in the future as a result of amendments or changes in interpretation. Furthermore, any failure on our part to comply with these laws and regulations may subject us to significant liabilities.

We are also subject to federal, state, and foreign laws and regulations regarding privacy and protection of data. Our privacy policies describe our practices concerning the use, storage, transmission and disclosure of personal information, including visitor and user data. Any failure by us to comply with these terms or privacy related laws and regulations could result in proceedings against us by governmental authorities or others, which could harm our business. In addition, the interpretation of privacy and data protection laws and regulations and their application to online services are unclear, evolving and in a state of flux. For example, in October 2015, the highest court in the European Union invalidated reliance on the US-EU Safe Harbor regime as one of the legally recognized mechanisms under which the personal data of European citizens could be transferred to the United States. There is a risk that these laws and regulations may be interpreted and applied in conflicting ways from state to state, country to country, or region to region, and in a manner that is not consistent with our current data protection practices, or that new laws or regulations will be enacted. In addition, because our platform will be accessible worldwide, certain foreign governments may claim that we are required to comply with their laws and regulations, including with respect to the storage, use and disclosure of user information, even in jurisdictions where we have no local entity, employees, or infrastructure. Complying with these varying domestic and international requirements could cause us to incur additional costs and change our business practices. Further, any failure by us to adequately protect our users’ privacy and data could result in a loss of user confidence in our services and ultimately in a loss of users, which could adversely affect our business.

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Employees

As of January 7, 2022, we have 6 full time employees, 9 contractors and 1 part-time employment.

MANAGEMENT

The following information sets forth the names, ages, and positions of our current directors and executive officers.

Name	Age	Positions and Offices Held
Rik Willard	61	Chief Executive Officer and Director
Steven Saunders	43	Chief Commercial Officer and Director
Stephen Morris Matthew Loeb	66 61	Chief Technology Officer and Director Chair and Director
Neeta Shaw	40	Chief Financial Officer

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

Rik Willard

Prior to joining Bubblr on August 16, 2021, for the past five years, Mr. Willard has been the Founder and Managing Director of Agentic Group, a New York based advanced technology consultancy working with governments, financial institutions, corporations and the global tech startup ecosystem. His primary work is helping companies to develop Web 3 and blockchain growth strategies, and facilitating funding and strategic alliances for promising startups. In 2017 he provided these services as Interim CEO with Global Blockchain Technologies in Toronto, CA -- which traded on the TSXv -- developing that company's business strategy and spearheading it's CA $40 million fundraise.

He has a number of board and advisory affiliations, including The World Ethical Data Foundation and Forum, The Seidenberg School of Computer Science (CSIS) at Pace University, The Field Center of Entrepreneurship at Baruch College, and KIPP Charter Schools, among others. He has received Fellowships at The Foreign Policy Association and at the Center for the Study of Digital Life. He continues to be an invited keynote speaker at several major educational institutions, which include the Harvard Business School, the Kaufmann Institute at Stern Business School/NYU, and others.

Aside from that provided above, Mr. Willard does not hold and has not held over the past five years, directorships in any American company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Willard is qualified to serve on our Board of Directors due to his vast experience and expertise in bringing multiple categories of digital products from the investment phase, through to productization and market introduction. He comprehends the nuances of professional board development and procedure, and from the first days of the Internet through today’s privacy and decentralization movements, he has accurately triangulated social, economic and political realities to predict and profit from prevailing and forward-looking digital trends.

Steven Saunders

Prior to joining Bubblr on the May 1, 2019, Mr. Saunders worked for over 8 years at the management consultancy firm, Syntegrity Group. He held the job title of Managing Director, and he worked with c-level executives across a broad range of industries. These included financial services, pharmaceutical, real estate, not-for-profit, technology He also has experience in strategic planning, corporate development, go-to-market innovation, product launches, and corporate transformations.

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Aside from that provided above, Mr. Saunders does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Saunders is qualified to serve on our Board of Directors because of his experience and expertise gained as a management consultant over the past decade, working with c-level executives within the Fortune 500 on a variety of management challenges.

Mr. Saunders is paid by Bubblr Limited, a wholly owned subsidiary of Bubblr, Inc. since the commencement of his employment in May 2019. In July 2021, Bubblr, Inc now directly employs Mr. Saunders.

 Stephen Morris

Prior to founding Bubblr in 2015 and working on it full time, Mr. Morris also worked as an agile coach and scrum master consultant at various companies. From July 2017 to June 2018 – he worked at Royal London Group in Edinburgh Scotland. From 2016 to February 2017, he worked for Accenture in Newcastle Upon Tyne, England. From January 2016 to October 2016 he worked at Sky Broadcasting in Livingstone, Scotland.

Aside from that provided above, Mr. Morris does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Morris is qualified to serve on our Board of Directors because of his experience and expertise as the creator of the Bubblr concept and Ethos and the founder of Bubblr Ltd in 2014, a wholly owned subsidiary of Bubblr Inc.

Matthew Loeb

Prior to joining Bubblr’s advisory board on September 14, 2020, Mr. Loeb has worked on/with the boards of Excelsior College, the Center for Cyber Safety and Education, CMMI Institute, Crosswalk, and is currently a Fellow at MIT’s Center for Information Systems Research. Mr. Loeb has been the Founder and CEO of Optimal Performance Seekers, LLC from January 2019 to the present. Mr. Loeb was the CEO of ISACA from September 2014 to December 2018 and was an Executive Director and Interim CEO of the Biomedical Engineering Society from May 2019 to August 2020.

Aside from that provided above, Mr. Loeb does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Loeb is qualified to serve on our Board of Directors because of his extensive executive leadership experience as a CEO and in other senior executive position, his background in technology, audit, cybersecurity and risk management, and based on his work serving on boards of directors combined with his knowledge of corporate governance.

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Neeta Shah

Prior to contracting with Bubblr on October 1, 2021, Mrs. Shah founded Startup CFO Solutions consultancy in March 2020. From 2016 to March 2020, she was the Senior Vice President of Financial Planning and Analysis at Citigroup Global Consumer Bank in New York.

Neeta has a BSc in Economics from the London School of Economics, is a Chartered Accountant with the Institute of Chartered Accountants in England and Wales and is a CFA charter holder.

Aside from that provided above, Mrs. Shah does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mrs. Shah is qualified to serve on our executive team because of her extensive executive leadership experience, her background in finance, technology, audit, strategy, and risk management, and based on her work advising start-ups on growth initiatives.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Significant Employees

We have no significant employees other than our officers and directors.

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

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a.	Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

b.	Engaging in any type of business practice; or

c.	Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

a.	Any Federal or State securities or commodities law or regulation; or

b.	Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

c.	Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Committees of the Board

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Historically, our directors believed that it is not necessary to have such committees because the functions of such committees can be adequately performed by the board of directors.

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EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended December 31, 2021 and 2020.

Name and principal	Year	Salary ($)	Bonus	Stock	Option	All Other	Total
Position			($)	Awards	Awards	Compensation	($)
				($)	($)	($) (1)(2)
Rik Willard	2020	Nil	Nil	Nil	Nil	Nil	Nil
CEO and Director	2021	41,250	Nil	418,364	Nil	Nil	459,614
Steven Saunders	2020	129,500	Nil	Nil	Nil	Nil	129,500
CCO and Director	2021	134,116	Nil	Nil	Nil	Nil	134,116
Stephen Morris	2020	80,750	Nil	Nil	Nil	Nil	80,750
CTO and Director	2021	122,537	Nil	Nil	Nil	Nil	122,537
Neeta Shah	2020	Nil	Nil	Nil	Nil	Nil	Nil
CFO	2021	22,500	Nil	110,713	Nil	Nil	133,213

Management Compensation

The Company has entered into an employment agreement with Steven Saunders, our Chief Commercial Officer and Director. The term is three years. Mr. Saunders is to receive monthly cash compensation of $15,000 reduced by $3,820 until at least $5,000,000 funding has been received through the S-1 offering.

The Company entered into employment agreement with Stephen Morris, our Founder and Chief Technology Officer, the term is three years. Mr. Morris is to receive monthly cash compensation of $15,000 reduced by $4,790 until at least $5,000,000 has been received through the S-1 offering.

The Company has entered into an employment agreement with Rik Willard to act as Chief Executive Officer of the company and as Director. The term is 1 year. Mr. Willard is to receive monthly cash compensation of $15,000 reduced by $7,500 until at least $5,000,000 funding has been received through the S-1 offering. Mr. Willard was also granted a signing bonus of 102,040 restricted shares, which were issued in June 2021.

The Company has entered into a consulting contract employment agreement with Neeta Shah to act as the Chief Financial Officer of the company. Mrs. Shah is to receive monthly cash compensation of $7,500 until at least $5,000,000 funding has been received through the S-1 offering, whereas Mrs. Shah will become a full-time employee on a monthly cash compensation of $15,000. Mrs. Shah will also be granted a signing bonus of 102,040 restricted shares, of which 51,020 were issued in October 2021.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We currently do not have any stock option plans.

Compensation of Directors

All Directors shall receive reimbursement for reasonable travel expenses incurred to attend Board and committee meetings.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

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Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

We have a loan from Stephen Morris of $426,499 at September 30, 2021 (December 31, 2020: $500,915). The loan is non-interest bearing and due on demand.

During the nine months ended September 30, 2021, $60,000 and $6,000 was deducted from the amount owed and used by Mr. Morris to purchase the Special 2019 Series A preferred Stock and Series B Preferred Shares, respectively, from the Company.

During the fourth quarter of 2020, the Company received two loans from minority shareholders totaling $297,006. The loan of $245,234 was non-interest bearing and due for repayment on January 31, 2021. The loan of $51,772 carried an original interest rate of 20% and was due for repayment on December 31, 2020. These loans were repaid in full during the nine months ended September 30, 2021.

On or about September 9, 2020, we issued 127,811,328 shares of common stock to the current shareholders of Bubblr Holdings Ltd. In consideration for the reverse merger. The Company acquired the full shareholding of Bubblr Holdings. Mr. Morris acquired the majority of our shares in the merger.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as January 7, 2022, certain information as to shares of our voting stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding voting stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Mr. Morris’ ownership of the Special 2019 Series A Preferred Stock, as detailed below, gives him 60% of all votes of common stock and preferred stock entitled to vote. As a result, he controls all corporate matters submitted to shareholders for a vote, including the election of directors.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 21 West 46th Street, New York, New York 10036.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Rik Willard	102,040	0.07%
Stephen Morris	58,619,663	41.82%
Matthew Loeb	102,040	0.07%
Steven Saunders	4,500,000	3.21%
Neeta Shah	51,020	0.04%
All Directors and Executive Officers as a Group (5 persons)	63,374,763	45.21%

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5% Holders	Common Stock
	Number of Shares Owned (1)	Percent of Class (2)
Stephen Morris	58,619,663	41.82%
All 5% Holders as a Group (1 persons)	58,619,663	41.82%

	2019 Series A Preferred Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (3)
Stephen Morris	1	100%
All Directors and Executive Officers as a Group	1	100%

(1)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 140,186,095 voting shares as of January 7, 2022.

(3)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 1 voting share outstanding as of January 7, 2022.

DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock consists of 3,000,000,000 shares of common stock, with a par value of $0.001 per share, and 25,000,000 shares of preferred stock, with a par value of $0.001 per share. As of January 7, 2022, there were 140,186,095 shares of our common stock issued and outstanding, and 1 share of our Special 2019 Series A Preferred Stock. Our shares of common stock are held by stockholders of record and the preferred stock is held by 1 stockholder of record.

Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. The holders of our common stock possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing a majority of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Preferred Stock

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Our board of directors may authorize preferred shares of stock and to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;

2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;

3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;

4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;

5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;

6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series; and

8.	Any other relative rights, preferences and limitations of that series.

Special 2019 Series A Preferred Stock

We have one designated class of preferred stock known as Special 2019 Series A Preferred Stock. The holders of Special 2019 Series A Preferred Stock are entitled to vote 60% of all votes (including, but not limited to, Common Stock, and Preferred Stock (including on an as converted basis)) entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Anti-Takeover Issues

The super voting rights of our Special 2019 Series A Preferred Stock provides a potential anti-takeover mechanism in that the holder has a 60% vote in all matters requiring shareholder approval. Other than what is described in this section of the Offering Circular, we have no plans or proposals to adopt any such additional provisions or mechanisms or to enter into any arrangements that may have material anti-takeover consequences.

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Other provisions of the Company’s Amended and Restated Articles of Incorporation and Bylaws may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing our Board of Directors and Management. According to our Articles and Bylaws, the holders of our common stock do not have cumulative voting rights in the election of the Company’s Directors. The combination of the present ownership of super-voting preferred shares and lack of common stock cumulative voting makes it more difficult for other stockholders to replace our Board of Directors or for a third party to obtain control by replacing our Board of Directors.

Wyoming does not impose enhanced fiduciary duties on directors in attempted takeover situations. Instead, the “business judgment rule” is applied to the use of antitakeover tactics. Here is the text of WY Stat § 17-16-830 (1997 through Reg Sess):

“(a) Each member of the board of directors, when discharging the duties of a director, shall act:

(i) In good faith; and

(ii) In a manner he reasonably believes to be in or at least not opposed to the best interests of the corporation.

(b) The members of the board of directors or a committee of the board, when becoming informed in connection with their decision making function or devoting attention to their oversight function, shall discharge their duties with the care that a person in a like position would reasonably believe appropriate under similar circumstances.

(c) In discharging board or committee duties a director shall disclose, or cause to be disclosed, to the other board or committee members information not already known by them but known by the director to be material to the discharge of their decision making or oversight functions, except that disclosure is not required to the extent that the director reasonably believes that doing so would violate a duty imposed under law, a legally enforceable obligation of confidentiality or a professional ethics rule.

(d) In discharging board or committee duties a director who does not have knowledge that makes reliance unwarranted is entitled to rely on the performance by any of the persons specified in paragraph (f)(i) or (iii) of this section to whom the board may have delegated, formally or informally by course of conduct, the authority or duty to perform one (1) or more of the board's functions that are delegable under applicable law.

(e) In discharging board or committee duties a director who does not have knowledge that makes reliance unwarranted is entitled to rely on information, opinions, reports or statements, including financial statements and other financial data, prepared or presented by any of the persons specified in subsection (f) of this section.

(f) A director is entitled to rely in accordance with subsections (d) and (e) of this section on:

(i) One (1) or more officers or employees of the corporation whom the director reasonably believes to be reliable and competent in the functions performed or the information, opinions, reports or statements provided;

(ii) Legal counsel, public accountants or other persons retained by the corporation as to matters involving skills or expertise the director reasonably believes are matters:

(A) Within the person's professional or expert competence; or

(B) As to which the particular person merits confidence; or

(iii) A committee of the board of directors of which he is not a member if the director reasonably believes the committee merits confidence.

(g) For purposes of subsection (a) of this section, a director, in determining what he reasonably believes to be in or not opposed to the best interests of the corporation, shall consider the interests of the corporation's shareholders and, in his discretion, may consider any of the following:

(i) The interests of the corporation's employees, suppliers, creditors and customers;

(ii) The economy of the state and nation;

(iii) The impact of any action upon the communities in or near which the corporation's facilities or operations are located;

(iv) The long-term interests of the corporation and its shareholders, including the possibility that those interests may be best served by the continued independence of the corporation; and

(v) Any other factors relevant to promoting or preserving public or community interests.”

Directors and Officers, in exercising their respective powers with a view to the interests of the corporation, may consider:

(a) The interests of the corporation’s employees, suppliers, creditors and customers;

(b) The economy of the State and Nation;

(c) The interests of the community and of society; and

(d) The long-term as well as short-term interests of the corporation and its stockholders, including the possibility that these interests may be best served by the continued independence of the corporation.

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This is an extremely management-friendly provision that allows directors to consider the interests of shareholders as just one factor among others. Wyoming’s legislature offers an almost identical management-friendly language in Section 17-16-830 of its Wyoming Business Corporation Act.

Our Board of Directors can designate the rights, preferences, privileges and restrictions of series of preferred or common stock without further shareholder action. Cumulative voting is not provided for in our Articles of Incorporation or Bylaws or in the Wyoming Business Corporations Act, which also may make it harder for third parties to gain control over the Company. We do not currently have a staggered Board of Directors, and we have not adopted any shareholders’ rights plans, or so-called poison pills.

Listing of Common Stock

Our Common Stock is currently quoted on the OTC Markets under the trading symbol “BBLR.”

Transfer Agent and Registrar

The transfer agent and registrar of our Common Stock is Pacific Stock Transfer Co.

Penny Stock Regulation

The SEC has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) of less than $5.00 per share or an exercise price of less than $5.00 per share. Such securities are subject to rules that impose additional sales practice requirements on broker-dealers who sell them. For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchaser of such securities and have received the purchaser’s written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer’s presumed control over the market. Finally, among other requirements, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. As the Shares immediately following this Offering will likely be subject to such penny stock rules, purchasers in this Offering will in all likelihood find it more difficult to sell their Shares in the secondary market.

 PLAN OF DISTRIBUTION

Primary Offering

We are offering 10,000,000 shares at a fixed price of $2.00 per share even if a public trading market for our common shares develops. The $2.00 fixed per share offering price for the duration of this offering was arbitrarily chosen by management. There is no relationship between this price and our assets, earnings, book value or any other objective criteria of value.

This offering is being made by us without the use of outside underwriters or broker-dealers. The shares to be sold by us will be sold on our behalf by our officers and directors. They will not receive commissions or proceeds or other compensation from the sale of any shares on our behalf.

Our officers and directors will not register as broker-dealers pursuant to Section 15 of the Exchange Act, in reliance upon Rule 3a4-1, which sets forth those conditions under which a person associated with an issuer may participate in the offering of the issuer's securities and not be deemed to be a broker-dealer.

1.        Our officers and directors are not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation;

2.        Our officers and directors will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities;

38

3.        Our officers and directors are not, nor will they be at the time of participation in the offering, associated persons of a broker-dealer; and

4.        Our officers and directors meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that they: (A) primarily perform, or are intended primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) are not broker or dealers, or been associated persons of a broker or dealer, within the preceding twelve months; and (C) have not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on paragraphs (a)(4)(i) or (a)(4)(iii).

Secondary Offering

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the Selling Stockholders and any of its transferees, pledgees, assignees, donees, and successors-in-interest from time to time after the date of this prospectus. The prices at which the selling security holders may sell their shares will be at a fixed price of $2.00 per share for the duration of the Offering or, if we are quoted on the OTCQB or listed on a national exchange, at prevailing market prices, prices related to prevailing market prices or at privately negotiated prices. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock.

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered if hereby on the OTC Markets or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. The Selling Stockholders may use any one or more of the following methods when selling securities:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;
▪	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;
▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
▪	an exchange distribution in accordance with the rules of the applicable exchange;
▪	privately negotiated transactions;
▪	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;
▪	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;
▪	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;
▪	a combination of any such methods of sale; or
▪	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholders may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

39

The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

Pinnacle Accountancy Group of Utah (a dba of the registered firm Heaton & Company, PLLC) (“Pinnacle”) has audited our consolidated financial statements as of and for the years ended December 31, 2020 and 2019 included in this prospectus and registration statement. Pinnacle has presented their report with respect to our audited consolidated financial statements. The report of Pinnacle is included in reliance upon their authority as experts in accounting and auditing.

40

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 (including the exhibits, schedules and amendments thereto) under the Securities Act, with respect to the shares of our common stock offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to us and the common stock offered hereby, reference is made to the registration statement and the exhibits and schedules filed therewith. Statements contained in this prospectus as to the contents of any contract, agreement or other documents are summaries of the material terms of that contract, agreement or other document. With respect to each of these contracts, agreements or other documents filed as an exhibit to the registration statement, reference is made to the exhibits for a more complete description of the matter involved. Copies of the registration statement, and the exhibits and schedules thereto, may be accessed at the Securities and Exchange Commission’s website at www.sec.gov. The Securities and Exchange Commission maintains a website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The address of the Securities and Exchange Commission’s website is http://www.sec.gov.

We are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended. We make our periodic reports and other information filed with or furnished to the Securities and Exchange Commission available, free of charge, through our website at www.bubblr.com/investor-releations, as soon as reasonably practicable after those reports and other information are electronically filed with or furnished to the Securities and Exchange Commission. Information on our website or any other website is not incorporated by reference into this prospectus and does not constitute a part of this prospectus. You may read and copy any reports, statements or other information on file at the public reference rooms. You can also request copies of these documents, for a copying fee, by writing to the Securities and Exchange Commission, or you can review these documents on the Securities and Exchange Commission’s website, as described above. In addition, we will provide electronic or paper copies of our filings free of charge upon request.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” certain information we have filed with the Securities and Exchange Commission into this prospectus, which means we are disclosing important information to you by referring you to other information we have filed with the Securities and Exchange Commission. The information we incorporate by reference is considered part of this prospectus. All reports and definitive proxy or information statements subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, on or after the date of this prospectus and prior to the sale of all securities registered hereunder or termination of the registration statement of which this prospectus forms a part (excluding any disclosures that are furnished and not filed with the Securities and Exchange Commission) shall be deemed to be incorporated by reference into this prospectus and to be part hereof from the date of filing of such reports and other documents.

Notwithstanding the foregoing, we are not incorporating by reference any documents, portions of documents, exhibits or other information that is deemed to have been furnished to, rather than filed with, the Securities and Exchange Commission.

Any statement contained in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus or any prospectus supplement to the extent that a statement contained herein or any prospectus supplement or in any subsequently filed document that is also incorporated by reference in this prospectus or any prospectus supplement modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus or any prospectus supplement.

You may request a copy of the filings incorporated herein by reference, including exhibits to such documents that are specifically incorporated by reference, at no cost, by writing or calling us at the following address or telephone number:

Bubblr Inc. Inc.

21 West 46th Street

New York, New York 10036

Phone: (647) 646 2263

Statements contained in this prospectus as to the contents of any contract or other documents are not necessarily complete, and in each instance investors are referred to the copy of the contract or other document filed as an exhibit to the registration statement, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

41

Bubblr Inc.

Index to Financial Statements

Unaudited Condensed Consolidated Balance Sheets as of September 30, 2021 and December 31, 2020	F-1

Unaudited Condensed Consolidated Statements of Operations for the Three and Nine Months Ended September 30, 2021 and 2020	F-2

Unaudited Condensed Consolidated Statement of Changes in Stockholders’ Equity (Deficit) for the Nine Months Ended September 30, 2021 and 2020	F-3

Unaudited Condensed Consolidated Statements of Cash Flows for the Nine Months Ended September 30, 2021 and 2020	F-4

Notes to Unaudited Condensed Consolidated Financial Statements	F-5

Report of Independent Registered Public Accounting Firm	F-15

Consolidated Balance Sheets as of December 31, 2020 and 2019	F-17

Consolidated Statements of Operations of the years ended December 31, 2020 and 2019	F-18

Consolidated Statements of Changes in Stockholders’ Equity for the years ended December 31, 2020 and 2019	F-19

Consolidated Statements of Cash Flows for the years ended December 31, 2020 and 2019	F-20

Notes to Consolidated Financial Statements	F-21

42

BUBBLR INC.
Consolidated Balance Sheets
September 30, 2021 and December 31, 2020 (Unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Current Assets:
Cash	$257,549	$96,602
Accounts receivable	35,361	14,367
Advances receivable	79,488	79,411
Total current assets	372,398	190,380

Non-current Assets:
Property and equipment, net	73,678	64,773
Intangible assets	1,348,757	1,582,870
Total non-current assets	1,422,435	1,647,643
TOTAL ASSETS	$1,794,833	$1,838,023

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities:
Accounts payable	$227,438	$324,203
Accrued interest	10,561	12,262
Convertible notes	—	25,000
Loans payable – current portion	13,347	13,496
Loans payable - related parties	426,499	797,921
Total current liabilities	677,845	1,172,882

Non-current liabilities:
Convertible notes - net of discount $87,143 and $0	2,025,007	—
Loans payable – non-current portion	25,124	33,360
Total non-current liabilities	2,050,131	33,360

Total Liabilities	2,727,976	1,206,242

Stockholders' Equity (Deficit)
Preferred Stock, $0.001 par value, 25,000,000 shares authorized
Special 2019 Series A Preferred Stock, $0.001 par value, 1 share authorized; 1 and 0 share(s) issued and outstanding at September 30, 2021 and issued at December 31, 2020	—	—
Common stock, $0.01 par value, 3,000,000,000 shares authorized; 140,102,075 and 132,565,225 shares issued and outstanding at September 30, 2021 and December 31, 2020	1,401,021	1,325,652
Additional paid-in capital	5,297,317	3,704,045
Accumulated deficit	(8,019,784)	(4,692,009)
Accumulated other comprehensive income	388,303	354,093
Treasury stock, 1 share of Special 2019 Series A Preferred Stock at cost	—	(60,000)
Total Stockholders' Equity (Deficit)	(933,143)	631,781

TOTAL LIABILITES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,794,833	$1,838,023

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-1

BUBBLR INC.
Consolidated Statements of Operations and Comprehensive Loss
For the Three and Nine Months Ended September 30, 2021 and 2020

(Unaudited)

	For the Three Months Ended		For the Nine months ended
	September 30,		September 30,
	2021	2020	2021	2020
Operating Expenses
General and administrative	$16,564	$15,373	$107,246	$68,552
Professional fees	123,265	42,512	1,795,560	103,419
Market and regulation costs	39,142	51,810	72,164	51,810
Compensation	187,090	129,386	532,413	391,107
Amortization and depreciation	95,172	70,524	285,867	212,436
Research and development	188,834	91,518	452,222	319,065
Total operating expense	650,067	401,123	3,245,472	1,146,389

Operating loss	(650,067)	(401,123)	(3,245,472)	(1,146,389)

Other income (expense)
Other income	—	70,155	—	70,155
Interest income	457	—	1,083	3,205
Gain on debt settlement	—	—	5,000	—
Loss on disposal of fixed assets	—	(1,725)	—	(4,711)
Interest expense	(28,630)	(18,777)	(36,434)	(39,254)
Foreign currency transaction loss	(38,138)	(4,092)	(51,952)	(4,311)
Total other income (expense)	(66,311)	45,561	(82,303)	25,084

Net loss before income tax	$(716,378)	$(355,562)	$(3,327,775)	$(1,121,305)
Provision for income tax	—	—	—	—
Net loss after income tax	$(716,378)	$(355,562)	$(3,327,775)	$(1,121,305)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	6,857	15,422	34,210	(77,515)
Total other comprehensive income (loss)	6,857	15,422	34,210	(77,515)

Net comprehensive loss	$(709,521)	$(340,140)	$(3,293,565)	$(1,198,820)

Net loss per common share, basic and diluted	$(0.01)	$(0.00)	$(0.02)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	140,102,076	128,498,130	136,790,307	128,194,427

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

BUBBLR INC.

Consolidated Statement of Changes in Stockholders’ Equity (Deficit)

For the Nine Months Ended September 30, 2021 and 2020

(Unaudited)

	2019 Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Stockholders' Equity (Deficit)
Balance - December 31, 2019	—	$—	2	$—	126,902,749	$1,269,027	$3,096,579	$(3,560,200)	$385,147	(60,000)	$1,130,553

Common shares issued for cash					468,582	4,686	234,949				239,635
Net (loss) of parent								(403,669)			(403,669)
Other comprehensive income									280,356		280,356
Balance -March 31, 2020	—	—	—	—	127,371,331	1,273,713	3,331,528	(3,963,869)	665,503	(60,000)	1,246,875

Subsidiary shares issued for note conversion					439,998	4,400	399,480				403,880
Net loss								(362,074)			(362,074)
Other comprehensive loss									(373,293)		(373,293)
Balance -June 30, 2020	—	$—	2	$—	127,811,329	$1,278,113	$3,731,008	$(4,325,943)	$292,210	(60,000)	$915,388

Reverse acquisition recapitalization					4,753,897	47,539	(26,963)				20,576
Net (loss) in period								(355,562)			(355,562)
Other comprehensive income									15,422		15,422
Balance -September 30, 2020	—	$—	$2	$—	132,565,226	$1,325,652	$3,704,045	$(4,681,505)	$307,632	(60,000)	$595,824

Balance - December 31, 2020	—	$—	2	$—	132,565,225	$1,325,652	$3,704,045	$(4,692,009)	$354,093	$(60,000)	$631,781

Preferred B shares converted to common shares		—	(2)	—	2,650	27	5,973				6,000
Common shares issued for Services - Advisory Board					306,120	3,061	701,015				704,076
Common shares issued for Services - Consulting					24,000	240	59,760				60,000
Sales of Treasury shares at cost	1	—								60,000	60,000
Net loss								(1,284,275)			(1,284,275)
Other comprehensive income									20,959		20,959
Balance - March 31, 2021	1	—	—	—	132,897,995	1,328,980	4,470,793	(5,976,284)	375,052	—	198,541

Common shares issued for Services - Advisory Board					204,080	2,041	826,524				828,565
Common shares issued for debt settlement					4,500,000	45,000					45,000
Common shares issued for note conversion					2,500,000	25,000					25,000
Net loss								(1,327,122)			(1,327,122)
Other comprehensive income									6,394		6,394

Balance -June 30, 2021	1	$—	$—	$—	140,102,075	$1,401,021	$5,297,317	$(7,303,406)	$381,446	—	$(223,622)

Net loss								(716,378)			(716,378)
Other comprehensive income									6,857		6,857
Balance -September 30, 2021	1	$—	$—	$—	140,102,075	$1,401,021	$5,297,317	$(8,019,784)	$388,303	—	$(933,143)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

Bubblr Inc.
Consolidated Statements of Cashflows
For the Nine Months Ended September 30, 2021 and 2020
(Unaudited)

	For the Nine Months Ended
	September 30,
	2021	2020
Cash Flows from Operating Activities:
Net loss	$(3,327,775)		$(1,121,305)
Adjustments for:
Net loss to net cash used in operating activities:
Stock based compensation	1,592,641		—
Gain on settlement of debt	(5,000)		—
Loss on disposal of fixed assets	—		4,711
Amortization of debt discount	17,429		—
Amortization of intangible asset	276,668		204,866
Depreciation	9,199		7,570
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	(22,734)		31,324
(Decrease) increase in accrued interest	(1,701)		35,851
Decrease in accounts payables	(45,290)		(3,727)
Net cash used in operating activities	(1,506,563)		(840,710)

Cash flows from investing activities
Purchase of fixed assets	(19,095)		(1,695)
Purchase of intangible assets	(53,254)		—
Net cash used in investing activities	(72,349)		(1,695)

Cash flows from financing activities
Repayment of loans payable	(8,097)		(7,492)
Repayment of loans payable - related parties	(303,068)		(18,040)
Proceeds from loans payable - related parties	—		158,771
Proceeds from issuance of pre-merger common stock	—		239,635
Proceeds from issuance of convertible notes	2,007,578		360,024
Net cash provided by financing activities	1,696,413		732,898

Effects of exchange rate changes on cash	43,446		(77,845)

Net Change in Cash	160,947		(187,352)
Cash - Beginning of Period	96,602		295,211
Cash - End of Period	$257,549		107,859

Supplemental information:
Cash paid for interest	$25,873		$3,077
Cash paid for taxes	$—		$—

Non-cash investing and financing activities:
Original issue discount on convertible notes	$104,572	$
Common stock issued for conversion of note	$25,000		$403,880
Common stock issued for settlement of debt	$45,000		$—
Issuance of Special 2019 Series A Preferred Stock from Treasury to related party in satisfaction of debt	$60,000	$
Common stock issued for conversion of Series B Preferred Stock	$6,000		$—

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

BUBBLR INC.

Notes to the Unaudited Consolidated Financial Statements

September 30, 2021 and 2020

NOTE 1 - ORGANIZATION, BUSINESS AND LIQUIDITY

Organization and Operations

On March 26, 2020 Bubblr Holdings Ltd. (a UK company formed on February 18, 2016) merged into U.S. Wireless Online, Inc. (“UWRL”), a Wyoming corporation formed on October 22, 2019, and became a 100% subsidiary of UWRL. On March 30, 2021, the Company’s corporate name was changed to Bubblr, Inc. (“the Company”).

Bubblr, Inc. is a Mobile Application software company that is currently developing its disruptive Internet Search Mechanism and seeking license opportunities for a next-generation solution designed to create an alternative economic model.

Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with generally accepted accounting principles in the United States of America (“GAAP”), which contemplates the Company’s continuation as a going concern. The Company incurred a net comprehensive loss of $3,293,565 during the nine months ended September 30, 2021 and has an accumulated deficit of $8,019,784 as of September 30, 2021. In addition, current liabilities exceed current assets by $305,447 as of September 30, 2021.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. See Note 12 – Subsequent Events.

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

COVID-19

A novel strain of coronavirus (COVID-19) was first identified in December 2019, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies have experienced disruptions in their operations and in markets served. The Company has instituted some and may take additional temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position as of and for the nine months ended September 30, 2021. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company, including the timing and ability of the Company to collect accounts receivable and the ability of the Company to continue to provide high quality services to its clients. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities at the date of issuance of these financial statements. These estimates may change, as new events occur, and additional information is obtained.

F-5

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited consolidated interim financial statements have been prepared in accordance with GAAP for interim financial information and with the instructions to Form 10-Q and Regulation S-X. Accordingly, the unaudited interim financial statements do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

In the opinion of management, all adjustments consisting of normal recurring entries necessary for a fair statement of the periods presented for: (a) the financial position; (b) the results of operations; and (c) cash flows, have been made in order to make the unaudited interim financial statements presented not misleading. The results of operations for such interim periods are not necessarily indicative of operations for a full year. The accompanying unaudited interim financial statements should be read in conjunction with the audited consolidated financial statements and related notes as of and for the year ended December 31, 2020 included in the Company’s Registration Statement on Form S-1.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries: Bubblr Holdings Ltd., Bubblr Ltd., and Bubblr CLN Ltd. All significant inter-company balances and transactions have been eliminated in consolidation.

Use of Estimates

The preparation of unaudited consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates.

Basic and Diluted Net Loss per Common Share

Pursuant to ASC 260, “Earnings Per Share,” basic net income and net loss per share are computed by dividing the net income and net loss by the weighted average number of common shares outstanding. Diluted net income and net loss per share is the same as basic net income and net loss per share when their inclusion would have an anti-dilutive effect due to our continuing net losses.

For the nine months ended September 30, 2021 and 2020, the following outstanding stock, was excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	September 30,
	2021	2020
	(Shares)	(Shares)
Series B Preferred Stock	2,652	2,652
Convertible Notes	1,845,836	2,500,000
Total	1,848,488	2,502,652

Foreign Currency Translations

The functional currency of the Company’s international subsidiaries is generally their local currency of Great British pounds (GBP). Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at weighted average rates of exchange during the period. Equity accounts are translated at historical rates.  The resulting translation adjustments are recorded directly into accumulated other comprehensive income.

F-6

	September 30,
	2021	2020
Period -end GBP£:US$ exchange rate	1.3474	1.2920
Nine-month average GBP£:US$ exchange rate	1.3894	1.2804

Aggregate transaction gains or losses, including gains or losses related to foreign-denominated cash and cash equivalents and the re-measurement of certain inter-company balances, are included in the statement of operations as other income and expense. Losses on foreign exchange transactions totaling $51,952 and $4,311 were recognized during the nine months ended September 30, 2021 and 2020, respectively.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

As of September 30, 2021 and December 31, 20201, the Company did not have any amounts recorded pertaining to uncertain tax positions.

UK Taxes

We do not consider ourselves to be engaged in a trade or business in the UK and, as such, do not expect to be subject to UK corporate income taxation. We have subsidiaries based in the UK that are subject to the tax laws of that country. Under current law, those subsidiaries are taxed at the applicable corporate income tax rates. Should any UK subsidiaries be deemed to undertake business activities in the US, they would be subject to US corporate income tax in respect of their US activities only. Relief would then be available against the UK tax liabilities in respect of the overseas taxes arising from US activities. At present, this is not applicable as our UK subsidiaries only undertake activities in the UK. Our UK subsidiaries file separate UK income tax returns.

 UK Tax Risk

Companies which are incorporated outside the UK may become subject to UK taxes in a number of circumstances, including circumstances in which (1) they are deemed resident in the UK for tax purposes by reason of their central management and control being exercised from the UK or (2) they are treated as carrying on a trade, investing or carrying on any other business activity in the UK, whether or not through a UK Permanent Establishment (“PE”).

In addition, the Finance Act 2015 introduced a new tax known as the diverted profits tax (“DPT”) which is charged at 25% of any “taxable diverted profits”. The DPT has had effect since April 1, 2015 and may apply in circumstances including: (1) where arrangements are designed to ensure that a non-UK resident company does not carry on a trade in the UK through a PE; and (2) where a tax reduction is obtained through the involvement of entities or transactions lacking economic substance. We intend to operate in such a manner that none of our companies should be subject to the UK DPT and that none of our companies (other than those companies incorporated in the UK) should: (1) be treated as resident in the UK for tax purposes; (2) carry on a trade, invest or carry on any other business activity in the UK (whether or not through a UK PE).

However, this result is based on certain legal and factual determinations, and since the scope and the basis upon which the DPT will be applied by HM Revenue & Customs (“HMRC”) in the UK remains uncertain and since applicable law and regulations do not conclusively define the activities that constitute conducting a trade, investment or business activity in the UK (whether or not through a UK PE), and since we cannot exclude the possibility that there will be a change in law that adversely affects the analysis, HMRC might successfully assert a contrary position. The terms of an income tax treaty between the UK and the home country of the relevant Bubblr subsidiary, if any, could contain additional protections against UK tax.

F-7

Any arrangements between UK-resident entities of Bubblr and other entities of Bubblr are subject to the UK transfer pricing regime. Consequently, if any agreement between a UK resident entity of Bubblr and any other Bubblr entity (whether that entity is resident in or outside of the UK) is found not to be on arm’s length terms and as a result a UK tax advantage is being obtained, an adjustment will be required to compute UK taxable profits as if such an agreement were on arm’s length terms. Any transfer pricing adjustment could adversely impact the tax charge incurred by the relevant UK resident entities of Bubblr.

Recent Accounting Pronouncements

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

As of September 30, 2021 and December 31, 2020, accounts receivable consisted of the following:

	September 30,	December 31,
	2021	2020

Deposit	$2,672	$2,500
UK VAT Receivable	32,489	11,867
Prepayments	200	—
Accounts receivable	$35,361	$14,367

Any nominal change in the deposit value is due to exchange rate fluctuation.

NOTE 4 – ADVANCES RECEIVABLE

As of September 30, 2021 and December 31, 2020, cash advances consisted of the following:

	September 30,	December 31,
	2021	2020
Advance principal receivable -GW	$53,851	$54,496
Advance principal receivable -JM	21,558	21,799
Interest due	4,079	3,116
Cash advance	$79,488	$79,411

The advance labelled Advance receivable-GW carries an interest rate of 3%. The Company has the expectation that both outstanding advances will be repaid to the Company within the next 12 months.

Any difference on the Advance principal is due to currency translation.

F-8

NOTE 5 - PROPERTY AND EQUIPMENT

As of September 30, 2021 and December 31, 2020, property and equipment consisted of the following:

	Motor Vehicles	Computer Equipment	Office Equipment	Total
Cost
At December 31, 2020	$64,033	$12,962	$632	$77,627
Additions	—	19,095	—	19,095
Effects of currency translation	(993)	(393)	(5)	(1,391)
At September 30, 2021	63,040	31,664	627	95,331

Less accumulated depreciation
At December 31, 2020	7,380	5,316	158	12,854
Depreciation expense	5,203	3,902	94	9,199
Effects of currency translation	(240)	(158)	(2)	(400)
At September 30, 2021	12,343	9,060	250	21,653

Net book value
At September 30, 2021	50,697	22,604	377	73,678
At December 31, 2020		$7,646	$474	$64,773

During the nine months ended September 30, 2021 and 2020, the Company recorded additions of $19,095 and $1,695, respectively, and depreciation expense of $9,199 and $7,570, respectively. There were no impairment or disposals of property and equipment.

NOTE 6 - INTANGIBLE ASSETS

Patents

A Patent on the Internet-Search Mechanism (“IBSM”) has been granted in the United States, South Africa and has received a “Notice of Allowance” in New Zealand. The patent is currently pending in the following areas: Canada, Australia, European Union, United Kingdom.

Patents are reported at cost, less accumulated amortization and accumulated impairment loss. Costs includes expenditure that is directly attributable to the acquisition of the asset. Once a patent is providing economic benefit to the Company, amortization is provided on a straight-line basis on all patents over their expected useful lives of 20 years.

Intellectual Property

Intellectual Property capitalizes costs of the Company’s qualifying internal research and developments. Intellectual property is amortized over its useful life of 7 years and reported at cost less accumulated amortization and accumulated impairment loss.

Trademarks

The Company has the following trademarks

Name	Type	Class	Status	Territory
Citizens Journalist	Word & Mark	9 & 38	registered	European Union
Citizens Journalist	Word	9 & 38	registered	United Kingdom
BAU Not OK	Word	9 & 38	registered	United Kingdom
Newzmine	Word	9 & 38	registered	United Kingdom
Citizens Journalist	Word & Mark	9, 38, 41 & 42	filed	United States

F-9

The Company capitalizes trademark costs where the likelihood of acceptance is expected. Each trademark has been determined to have an infinite useful life and is assessed each reporting period for impairment. If there has been a reduction in the value of the trademark or if the trademark is not successfully registered, the asset will be impaired and charged to expense in the period of impairment.

As of September 30, 2021 and December 31, 2020, trademarks consisted of the following:

	September 30,	December 31,
	2021	2020
Trademarks:
NewzMineTM	$9,548	$5,461
Citizens Journalist™	18,663	11,869
	$28,211	$17,330

As of September 30, 2021 and December 31, 2020, intangible assets consisted of the following:

Cost	Patents	Trademarks	Intellectual Property	Capitalized Acquisition Costs	Total
At December 31, 2020	$111,256	$17,330	$2,521,821	$45,745	$2,696,152
Additions	42,182	11,072	—	—	53,254
Effects of currency translation	(2,722)	(191)	(27,785)	—	(30,698)
At September 30, 2021	$150,716	$28,211	$2,494,036	$45,745	$2,718,708

Less accumulated amortization
At December 31, 2020	$—	$—	$1,113,282	$—	$1,113,282
Amortization expense	—	—	274,952	1,716	276,668
Effects of currency translation	—	—	(19,999)	—	(19,999)
At September 30, 2021	$—	$—	$1,368,235	$1,716	$1,369,951

Net book value
At September 30, 2021	$150,716	$28,211	$1,125,801	$44,029	$1,348,757
At December 31, 2020	$111,256	$17,330	$1,408,539	$45,745	$1,582,870

During the nine months ended September 30, 2021 and 2020, the Company purchased $53,254 and $0, respectively, in intangible assets, and recorded amortization expense of $276,668 and $204,866 respectively. No impairment was noted during the periods presented. Based on the carrying value of definite-lived intangible assets as of September 30, 2021, we estimate our amortization expense for the next five years will be as follows:

Nine months ended September 30,	Patents	Intellectual Property	Capitalized Acquisition Costs	Total
3 months remaining 2021	$1,884	$89,073	$550	$91,507
2022	7,536	356,291	2,201	366,028
2023	7,536	356,291	2,201	366,028
2024	7,536	324,146	2,201	333,883
2025	7,536	—	2,201	9,737
Thereafter	118,688	—	34,675	153,363
	$150,716	$1,125,801	$44,029	$1,320,546

F-10

NOTE 7 - CONVERTIBLE NOTES PAYABLE

During the nine months ended September 30, 2020, the Company issued 22 Loan Notes for the principal sum of $360,024. The notes matured on September 30, 2020, and the original interest due on the note was 20% annually. The noteholders may elect on maturity, to have transferred to him Bubblr Inc. shares, held by Bubblr CLN Ltd., at the price of $0.90 in full and final settlement of the Company’s obligation to repay the Notes in cash. During the nine months ended September 30, 2020 the noteholders converted principal of $360,024 and accrued interest of $35,851, into 439,998 shares of Bubblr CLN shares, which were exchanged by the noteholders for shares in the Company in September 2020.

In January 2021 the Company commenced an offering for a convertible promissory note. The offering closed June 30, 2021. Funds raised as of September 30, 2021 was $2,112,150, less an original issuance discount of $104,572. The notes mature after eighteen (18) months from issue or on the following events:

Voluntary Conversion. Investor may, at his/her/its sole option, at any time after nine (9) months, convert all or any portion of the accrued interest and unpaid principal balance of this Note into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Mandatory Conversion. Upon sixty (60) days from the date the Company files a registration statement with the Securities and Exchange Commission (the “SEC”), all of the accrued interest and unpaid principal balance of this Note shall automatically convert into fully paid and non- assessable shares of common stock of the Company at the conversion price of $1.15 per share.

Interest at the rate equal to 2% per annum, computed on the basis of the actual number of days elapsed and a year of 365 days will be due on all outstanding notes.

Interest accrual and debt discount amortization commenced July 1, 2021 upon the closing of the convertible promissory note offering.

At September 30, 2021 and December 31, 2020, convertible notes consisted of the following

	September 30,	December 31,
	2021	2020
Promissory notes - issued in fiscal year 2019	$—	$25,000
Promissory notes -issued in fiscal year 2021	2,112,150	—
Total convertible notes payable	2,112,150	25,000

Less: unamortized debt discount	(87,143)	—
Less: notes converted in year to common stock	—	(25,000)

Less: current portion of convertible notes	—	—
Long-term convertible notes	$2,025,007	$—

During the nine months ended September 30, 2021 and 2020, the Company recorded $10,561 and $35,851 interest expense and recognized $17,429 and $0 amortization of discount.

During the nine months ended September 30, 2021, the Company converted the 2019 note of $25,000 to 2,500,000 shares of common stock.

F-11

NOTE 8 – LOAN PAYABLE

The Company has purchased a vehicle under a capital finance arrangement. The term of this loan is 5 years and annual interest rate is 6.90%. At September 30, 2021 and December 31, 2020, loan payable obligations included in current liabilities were $13,347 and $13,496, respectively, and loan payable obligations included in long-term liabilities were $25,124 and $33,360, respectively. During the nine months ended September 30, 2021 and 2020, the Company made $8,097 and $7,492, respectively, in loan payments.

At September 30, 2021, future minimum payments under the loan, are as follows:

Total
2021 (three months remaining in 2021)	$3,374
2022	13,496
2023	13,496
2024	11,828
Thereafter	—
42,194
Less: Imputed interest	(3,723)
Loan payable	38,471

Loan payable – current	13,347
Loan payable - non-current	$25,124

NOTE 9 - RELATED PARTY TRANSACTIONS

Loans from Related Parties

The Company has a loan from our Founder with a balance of $426,499 at September 30, 2021 (December 31, 2020: $500,915). The loan is non-interest bearing and repayable on demand. During the nine months ended September 30, 2021, the Company issued the single authorized share of the Special 2019 Series A Preferred Stock to the Founder in satisfaction of $60,000 and a single share of Series B Preferred stock to the Founder in satisfaction of $6,000 of the  amount owed to the Founder.

	September 30,	December 31,
	2021	2020
	$500,915	$518,955
Effects of currency translation	(8,416)	—
Loan Payable	492,499	518,955
Less: settlement	(66,000)	(18,040)
	$426,499	$500,915

During the fourth quarter of 2020, the Company received two loans from minority shareholders totaling $297,006. The loan of $245,234 was non-interest bearing and due for repayment on January 31, 2021. The loan of $51,772 carried an original interest rate of 20% and was due for repayment on December 31, 2020. In the nine months ended September 30, 2021 the Company repaid all outstanding loans from its minority shareholders as follows:

	September 30,	December 31,
	2021	2020
	$51,772	$51,772
	245,234	245,234
Effects of currency translation	6,062	—
Loan Payable	303,068	297,006

Less: repayments	(303,068)	—
	$—	$297,006

During the nine months ended September 30, 2021 and 2020, the Company received $0 and $158,771, respectively, in proceeds from related party loans and made repayments of $303,068 and $18,040, respectively.

F-12

NOTE 10 - STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 25,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

Special 2019 Series A Preferred Stock

The Company has designated one (1) share of Series A Preferred Stock, par value $0.001.

On March 12, 2021, the Company amended the designation of the Special 2019 Series A Preferred shares and removed the right of the holder to convert the Special 2019 Series A Preferred share to 500,000,000 shares of common stock of the Company.

The holder of the Special 2019 Series A Preferred Stock is entitled to 60% of all votes entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Corporation for their action or consideration.

In the nine months ended September 30, 2021, the Company transferred from treasury to a related party one (1) share of Special 2019 Series A Preferred stock for debt settlement of $60,000.

As of September 30, 2021, the Company had 1 share of 2019 Series A Preferred stock issued and outstanding. As of December 31, 2020, the Company held 1 share of Special 2019 Series A Preferred stock in its Treasury.

Series B Preferred Stock

At September 30, 2021 and December 31, 2020, the Company had designated 12,000,000 shares of Series B Preferred Stock, par value $0.001. On March 31, 2021 the Company amended and restates its Articles of Incorporation and in doing so, retired the Series B Preferred Stock.

Prior to the retirement of the Series B Preferred Stock, the following designations were in effect:

Holders of the Series B Preferred Stock shall after two years of issuance, convert this Class B Preferred Stock based on each Class B Preferred Share equaling .00001% of the total issued and outstanding Common shares of the Company. In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Corporation (other than a Corporate Change in which the Corporation is the surviving entity), this Class B Preferred Stock shall be converted based on each Class B Preferred Share equaling .00001% of the total issued and outstanding shares of common stock of the Company

During the nine months ended September 30, 2021, the Company converted the 2 shares of Series B Preferred to 2,650 shares of common stock.

As of September 30, 2021 and December 31, 2020, the Company had 0 and 2, shares of Series B preferred stock issued and outstanding, respectively.

Common Stock

The Company has authorized 3,000,000,000 common shares with a par value of $0.01 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the corporation is sought.

During the nine months ended September 30, 2021, the Company issued common shares as follows:

•	510,200 shares for Advisory Board services valued at $1,532,641
•	24,000 shares for Investor Relations services valued at $60,000
•	2,650 shares for conversion of B preferred shares for the conversion of debt of $6,000
•	4,500,000 shares for conversion of debt of $45,000. The debt consisted of the 2019 Convertible promissory Note of $25,000, plus an accrued consultancy fee of $50,000. The Company recorded other income in respect of a gain on the settlement of the debt of $5,000
•	2,500,000 shares for the conversion of the 2019 Convertible promissory note (Note 7 Convertible Debt)

As at September 30, 2021 and December 31, 2020, the Company had 140,102,075 and 132,565,225 shares of common stock issued and outstanding, respectively.

F-13

NOTE 11 - COMMITMENTS AND CONTINGENCIES

During each of the nine months ended September 30, 2021 and 2020, the Company paid $8,153 for its rented premises in Dunfermline, Scotland. The 12-month lease was renewed in March 2021 for twelve months, at a monthly rate of $1,000, and is exempt from ASC 842 lease accounting due to its short term.

During the nine months ended September 30, 2021 and 2020, the Company paid $600 and $0 for use of premises in New York, New York. The 12-month agreement was signed in August 2021 for twelve months, at a monthly rate of $200, and is exempt from ASC 842 lease accounting due to its short term.

See Note 12 – Subsequent Events for a description of our commitments to various officers, directors, and consultants entered into after September 30, 2021.

NOTE 12 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through December 23, 2021, the date of issuance of these consolidated financial statements and noted the following events requiring disclosure:

On or about October 1, 2021, the Company entered into a consulting contract employment agreement with Neeta Shah to act as the CFO of the Company. Mrs. Shah is to receive monthly cash compensation of $7,500 until at least $5,000,000 funding has been received through the S-1 offering, whereas Mrs. Shah will become a full-time employee on a monthly cash compensation of $15,000. Mrs. Shah will also be granted a signing bonus of 102,040 restricted shares, of which 51,020 shares were issued in October 2021.

On or about October 11, 2021 the Company issued 33,000 shares for Investor relations services, as per the contract signed July 1, 2021.

On or about November 5, 2021 the Company entered into unsecured convertible promissory notes for $175,630. The notes bear interest at 2% per annum, mature on April 29, 2023 and have the same conversion terms as the convertible notes outstanding at June 30, 2021 as disclosed in Note 7 – Convertible Notes Payable.

On or about November 9, 2021 the Company submitted a Form S-1 to the Securities and Exchange commission to register for sale 10,000,000 shares of common stock for sale. The S-1 also had selling shareholders of 2,041,786. Holders of the convertible promissory notes issued June and November 2021, plus 33,000 shares issued in respect of investor relations services.

F-14

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Bubblr Inc.

New York, NY

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bubblr Inc. (the Company) as of December 31, 2020 and 2019, and the related consolidated statements of operations, changes in stockholders’ equity, and cash flows for the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2020 and 2019, and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Considerations

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has suffered recurring losses since inception and has not achieved profitable operations, which raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matter

The critical audit matter communicated below is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the audit committee and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matter below, providing a separate opinion on the critical audit matter or on the accounts or disclosures to which it relates.

F-15

Going Concern – Disclosure

The financial statements of the Company are prepared on a going concern basis, which assumes that the Company will continue in operation for the foreseeable future and, accordingly, will be able to realize its assets and discharge its liabilities in the normal course of operations. As noted in “Going Concern Considerations” above, the Company has a history of recurring net losses, a significant accumulated deficit and currently has net working capital deficit. The Company has contractual obligations, such as commitments for repayments of accounts payable, accrued liabilities, loans payable, convertible notes payable, and related party loans (collectively “obligations”). Currently, management’s forecasts and related assumptions illustrate their ability to meet the obligations through management of expenditures, implementation of planned business operations, obtaining additional debt financing, and issuance of capital stock for additional funding to meet its operating needs. Should there be constraints on the ability to implement its planned business operations or access financing through stock issuances, the Company will continue to manage cash outflows and meet the obligations through debt financing.

We identified management’s assessment of the Company’s ability to continue as a going concern as a critical audit matter. Management made judgments to conclude that it is probable that the Company’s plans will be effectively implemented and will provide the necessary cash flows to fund the Company’s obligations as they become due. Specifically, the judgments with the highest degree of impact and subjectivity in determining it is probable that the Company’s plans will be effectively implemented include its ability to manage expenditures, its ability to access funding from the capital market, its ability to obtain debt financing, and the successful implementation of its planned business operations. Auditing the judgments made by management required a high degree of auditor judgment and an increased extent of audit effort.

Addressing the matter involved performing procedures and evaluating audit evidence in connection with forming our overall opinion on the financial statements. These procedures included the following, among others: (i) evaluating the probability that the Company will be able to access funding from the capital market; (ii) evaluating the probability that the Company will be able to manage expenditures (iii) evaluating the probability that the Company will be able to obtain debt financing, and (iv) evaluating the implementation of its planned business operations.

Pinnacle Accountancy Group of Utah

We have served as the Company’s auditor since 2021.

Pinnacle Accountancy Group of Utah

(a dba of Heaton & Company, PLLC)

Farmington, Utah

October 15, 2021

F-16

BUBBLR INC.
(formerly U.S. Wireless Online, Inc.)
Consolidated Balance Sheets
December 31, 2020 and December 31, 2019

	December 31,
	2020	2019

ASSETS
Current Assets:
Cash	$96,602	$295,211
Accounts receivable	14,367	67,275
Advances receivable	79,411	79,990
Total current assets	190,380	442,476

Non-current Assets:
Property and equipment, net	64,773	75,894
Investments	—	15,736
Intangible assets	1,582,870	1,237,096
Total non-current assets	1,647,643	1,328,726
TOTAL ASSETS	$1,838,023	$1,771,202

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
Accounts payable	$324,203	$66,092
Accrued interest	12,262	—
Convertible note	25,000	—
Loan payable	13,496	12,990
Loan payable - related parties	797,921	518,955
Total current liabilities	1,172,882	598,037

Non-current liabilities:
Loan payable - non current	33,360	42,612

Total Liabilities	1,206,242	640,649

Stockholders' Equity
Preferred Stock, $0.001 par value, 25,000,000 shares authorized
Class A Preferred Stock, $0.001 par value, 5,000,000 shares authorized, 0 shares outstanding;	—	—
Special 2019 Series A Preferred Stock, $0.001 par value, 1 share authorized; 0 shares issued	—	—
Series B Preferred Stock, $0.001 par value, 12,000,000 shares authorized; 2 shares issued and outstanding	—	—
Series C Preferred Stock, $0.001 par value, 5,000,000 authorized, 0 shares outstanding	—	—
Common stock, $0.01 par value, 3,000,000,000 shares authorized; 132,565,225 and 126,902,749 shares issued and outstanding, respectively	1,325,652	1,269,027
Additional paid-in capital	3,704,045	3,096,579
Accumulated deficit	(4,692,009)	(3,560,200)
Accumulated other comprehensive income	354,093	385,147
Treasury stock, 1 share of Special 2019 Series A Preferred Stock at cost	(60,000)	(60,000)
Total Stockholders' Equity	631,781	1,130,553

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,838,023	$1,771,202

The accompanying notes are an integral part of these consolidated financial statements.

F-17

BUBBLR INC.
(formerly U.S. Wireless Online, Inc.)
Consolidated Statements of Operations and Comprehensive Loss
For the year ended December 31, 2020 and 2019

	December 31,
	2020	2019
Revenue	$—	$12,364
Cost of Sales	—	(4,257)
Gross Profit	—	8,107

Operating Expenses
General and administrative	80,289	256,514
Professional fees	268,620	274,095
Market and regulation costs	132,221	—
Compensation	396,321	422,014
Amortization and depreciation	283,295	273,951
Research and development	106,378	496,894
Total Operating Expenses	1,267,124	1,723,468

Operating loss	(1,267,124)	(1,715,361)

Other income (expense)
Other income	209,727	—
Interest income	4,562	733
Impairment of intangible asset	(9,171)	—
Unrealized loss on investment	(15,349)	—
Loss on disposal of fixed asset	(5,234)	—
Interest expense	(43,342)	(210,419)
Foreign currency transaction loss	(5,878)	(7,618)
Total other income (expense)	135,315	(217,304)

Net loss before income tax	(1,131,809)	(1,932,665)

Provision for income tax	—	—
Net loss	$(1,131,809)	$(1,932,665)

Other comprehensive income (loss)
Foreign currency translation gain (loss)	(31,054)	342,865
Total other comprehensive income (loss)	(31,054)	342,865

Net comprehensive loss	$(1,162,863)	$(1,589,800)
Net loss per common share, basic and diluted	$(0.01)	$(0.01)

Weighted average number of common shares outstanding, basic and diluted	129,096,608	114,794,614

The accompanying notes are an integral part of these consolidated financial statements.

F-18

BUBBLR INC.

(formerly U.S. Wireless Online, Inc.)

Consolidated Statement of Changes in Stockholders’ Equity

For the years ended December 31, 2020 and 2019

	2019 Series A Preferred Stock		Series B Preferred Stock		Common Stock
	Number of Shares	Amount	Number of Shares	Amount	Number of Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Accumulated Other Comprehensive Income (Loss)	Treasury Stock	Total Stockholders' Equity
Balance - December 31, 2018	—	$—	—	$—	112,999,997	$1,130,000	$536,665	$(1,627,535)	$43,453	$—	$82,583

Common shares issued for debt conversion					9,861,345	98,613	533,523				632,136
Common shares issued for cash					4,041,407	40,414	2,026,391				2,066,805
Special 2019 A Preferred Treasury Shares										(60,000)	(60,000)
Net loss								(1,932,665)			(1,932,665)
Other comprehensive income									341,694		341,694
Balance - December 31, 2019	—	—	—	—	126,902,749	1,269,027	3,096,579	(3,560,200)	385,147	(60,000)	1,130,553

Common shares issued for debt conversion					439,998	4,400	399,480				403,880
Common shares issued for cash					468,582	4,686	234,949				239,635
Reverse acquisition recapitalization	—	—	2	—	4,753,897	47,539	(26,963)				20,576
Net loss								(1,131,809)			(1,131,809)
Other comprehensive loss									(31,054)		(31,054)
Balance - December 31, 2020	—	$—	2	$—	132,565,226	$1,325,652	$3,704,045	$(4,692,009)	$354,093	$(60,000)	$631,781

The accompanying notes are an integral part of these consolidated financial statements.

F-19

BUBBLR INC.
(formerly U.S. Wireless Online, Inc.)
Consolidated Statement of Cashflows

	For the years ended
	December 31,
	2020	2019
Cash Flows from Operating Activities:
Net loss	$(1,131,809)	$(1,932,665)
Adjustments for:
Net loss to net cash used in operating activities:
Loss on disposal of fixed asset	5,234	—
Impairment of intangible asset	9,171	—
Unrealized loss on investment	15,349	—
Amortization of intangible asset	273,549	271,848
Depreciation	9,746	2,103
Changes in operating assets and liabilities:
Decrease (increase) in accounts receivable	55,866	(133,950)
Increase in accrued interest	12,262	—
Increase (decrease) in accounts payable	246,409	(351,653)
Net cash used in operating activities	(504,223)	(1,801,452)

Cash flows from investing activities
Proceeds from repayments on advances receivable	6,557	—
Purchase of fixed assets	(1,804)	(76,708)
Purchase of intangible assets	(551,454)	(20,573)
Purchase of investments	—	(76,908)
Net cash used in investing activities	(546,701)	(174,189)

Cash flows from financing activities
Proceeds from loans payable	—	55,602
Repayment of loans payable	(10,294)	—
Repayment of loans payable - related parties	(18,040)	—
Proceeds from loans payable - related parties	297,006	—
Purchase of Special 2019 Series A preferred share as treasury stock	—	(60,000)
Proceeds from issuance of pre-merger common stock	239,635	2,066,805
Proceeds from issuance of convertible notes	403,880	—
Net cash used in financing activities	912,187	2,062,407

Effects of exchange rate changes on cash	(59,872)	304,916

Net Change in Cash	(198,609)	110,192
Cash - Beginning of Year	295,211	185,019
Cash - End of Year	$96,602	$295,211
Supplemental information:
Cash paid for interest	$31,080	$513
Cash paid for taxes	$—	$—
Non-cash investing and financing activities
Common stock issued for conversion of debt	$403,880	$632,136

The accompanying notes are an integral part of these consolidated financial statements.

F-20

BUBBLR INC.

(formerly U.S. Wireless Online, Inc.)

Notes to the Consolidated Financial Statements

December 31, 2020 and 2019

NOTE 1 - ORGANIZATION, BUSINESS AND LIQUIDITY

Organization and Operations

On March 26, 2020 Bubblr Holdings Ltd. (a UK company formed on February 18, 2016) merged into U.S. Wireless Online, Inc., “UWRL,” a Wyoming corporation formed on October 22, 2019) and became a 100% subsidiary of UWRL. On March 30, 2021, the Company’s corporate name was changed to Bubblr Inc. (“Bubblr” or “the Company”).

Bubblr, Inc. is a Mobile Application software company that is currently developing its disruptive Internet Search Mechanism and seeking license opportunities for a next-generation solution designed to create an alternative economic model.

Stock Split

On August 13, 2020, we effected a 555-to-1 reverse split of our common stock. As a result of the reverse split, every 555 pre-split shares of the Company’s common stock outstanding on the effective date of the reverse split were automatically combined into one new share of common stock without any action on the part of the holders, and the number of outstanding shares of common stock was reduced from approximately 99,065,205 to approximately 179,444 (subject to the rounding up of fractional shares). All historical share balances and share price-related data in this annual report have been adjusted based on the 555-to-1 reverse split ratio.

Share Exchange and Reorganization

On or about March 26, 2020 (the “Effective Date”), Bubblr Holdings Ltd merged into Bubblr Inc. (previously UWRL) and became a 100% subsidiary of Bubblr Inc. Furthermore, the Company entered into and closed on a share exchange agreement with Bubblr and its shareholders.

Pursuant to the terms of the share exchange agreement, Bubblr issued 127,811,328 shares of its unregistered common stock to the shareholders of Bubblr Holdings in exchange for 127,811,328 shares of Bubblr Holding’s common stock, representing 100% of its issued and outstanding common stock. Bubblr Holdings became a wholly owned subsidiary of Bubblr.

For financial accounting purposes, this transaction was treated as a reverse acquisition by Bubblr Holdings and resulted in a recapitalization with Bubblr Holdings being the accounting acquirer and Bubblr Inc. as the legal acquirer. The consummation of this reverse acquisition resulted in a change of control, management, and business direction. Accordingly, the historical financial statements prior to the acquisition are those of the accounting acquirer, Bubblr Holdings and have been prepared to give retroactive effect to the reverse acquisition completed on the Effective Date and represent the operations of Bubblr Holdings.  The consolidated financial statements after the acquisition date, March 26, 2020, include the balance sheets of both companies at historical cost, the historical results of Bubblr Holdings and the results of the consolidated entity from the acquisition date forward. All share and per share information in the accompanying consolidated financial statements and footnotes has been retroactively restated to reflect the recapitalization.

Going Concern Matters

The accompanying consolidated financial statements have been prepared in conformity with GAAP, which contemplates the Company’s continuation as a going concern. The Company incurred a comprehensive loss of $1,162,863 during the year ended December 31, 2020 and has an accumulated deficit of $4,692,009 as of December 31, 2020. In addition, current assets exceed current liabilities by $982,502 as of December 31, 2020.

Management intends to raise additional operating funds through equity and/or debt offerings. However, there can be no assurance management will be successful in its endeavors. See Note 14 – Subsequent Events.

F-21

There are no assurances that the Company will be able to either (1) achieve a level of revenues adequate to generate sufficient cash flow from operations; or (2) obtain additional financing through either private placement, public offerings and/or bank financing necessary to support its working capital requirements. To the extent that funds generated from operations and any private placements, public offerings and/or bank financing are insufficient, the Company will have to raise additional working capital. No assurance can be given that additional financing will be available, or if available, will be on terms acceptable to the Company. If adequate working capital is not available to the Company, it may be required to curtail or cease its operations.

Due to uncertainties related to these matters, there exists a substantial doubt about the ability of the Company to continue as a going concern. The accompanying consolidated financial statements do not include any adjustments related to the recoverability or classification of asset-carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

COVID-19

A novel strain of coronavirus (COVID-19) was first identified in December 2019, and subsequently declared a global pandemic by the World Health Organization on March 11, 2020. As a result of the outbreak, many companies have experienced disruptions in their operations and in markets served. The Company has instituted some and may take additional temporary precautionary measures intended to help ensure the well-being of its employees and minimize business disruption. The Company considered the impact of COVID-19 on the assumptions and estimates used and determined that there were no material adverse impacts on the Company’s results of operations and financial position at December 31, 2020. The full extent of the future impacts of COVID-19 on the Company’s operations is uncertain. A prolonged outbreak could have a material adverse impact on financial results and business operations of the Company, including the timing and ability of the Company to collect accounts receivable and the ability of the Company to continue to provide high quality services to its clients. The Company is not aware of any specific event or circumstance that would require an update to its estimates or judgments or a revision of the carrying value of its assets or liabilities at the date of issuance of these financial statements. These estimates may change, as new events occur, and additional information is obtained.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The consolidated financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars. The Company uses the accrual basis of accounting and has adopted a December 31 fiscal year end.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant inter-company balances and transactions have been eliminated in consolidation.

The company has 3 wholly owned subsidiaries:

Bubblr Holdings Limited, incorporated in England December 6, 2016

Bubblr Holdings wholly owns:

Bubblr Limited, incorporated in England April 25, 2014

Bubblr CLN Limited, incorporated in England March 9, 2020

Bubblr Limited currently manages the Bubblr development program and offers the Bubblr products and services in the U.K. region.

F-22

Bubblr CLN Limited is a special vehicle company, incorporated to hold the 2020 CLN notes and has no ongoing operations.

Bubblr holdings has no ongoing operations.

Bubblr Holdings Ltd, Bubblr Ltd and Bubblr CLN all have their principal offices at 15 Westferry Circus, Canary Wharf, London E14 4HD.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period. Some of these judgments can be subjective and complex, and, consequently, actual results may differ from these estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of cash and highly liquid investments with remaining maturities of less than ninety days at the date of purchase. We maintain cash and cash equivalent balances with financial institutions that exceed federally insured limits. We have not experienced any losses related to these balances, and we believe credit risk to be minimal. The Company does not have any cash equivalents.

Accounts Receivable

Accounts receivables are recorded in accordance with ASC 310, “Receivables.” Accounts receivables are recorded at the invoiced amount and do not bear interest. The allowance for doubtful accounts is the Company’s best estimate of the amount of probable credit losses in its existing accounts receivable. The Company does not currently have any amount recorded as an allowance for doubtful accounts. Based on management’s estimate and based on all accounts being current, the Company has not deemed it necessary to reserve for doubtful accounts at this time.

During the year ended December 31, 2020 and 2019, the Company recorded bad debt of $nil and $nil, respectively.

Basic and Diluted Net Loss per Common Share

Pursuant to ASC 260, “Earnings Per Share,” basic net income and net loss per share are computed by dividing the net income and net loss by the weighted average number of common shares outstanding. Diluted net income and net loss per share is the same as basic net income and net loss per share when their inclusion would have an anti-dilutive effect due to our continuing net losses.

For the year ended December 31, 2020 and 2019, the following outstanding stock, was excluded from the computation of diluted net loss per share as the result of the computation was anti-dilutive.

	December 31,
	2020	2019
	(Shares)	(Shares)
Series B Preferred Stock	2,650	2,538
Convertible Notes	2,500,000	2,500,000
Total	2,502,652	2,502,538

F-23

Leases

We determine if an arrangement is a lease at inception. Operating leases are included in operating lease right-of-use (“ROU”) assets, operating lease liabilities - current, and operating lease liabilities - noncurrent on the balance sheets. Finance leases are included in property and equipment, other current liabilities, and other long-term liabilities in our balance sheets.

ROU assets represent our right to use an underlying asset for the lease term and lease liabilities represent our obligation to make lease payments arising from the lease. Operating lease ROU assets and liabilities are recognized at commencement date based on the present value of lease payments over the lease term. As most of our leases do not provide an implicit rate, we generally use our incremental borrowing rate based on the estimated rate of interest for collateralized borrowing over a similar term of the lease payments at commencement date. The operating lease ROU asset also includes any lease payments made and excludes lease incentives. Our lease terms may include options to extend or terminate the lease when it is reasonably certain that we will exercise that option. Lease expense for lease payments is recognized on a straight-line basis over the lease term.

The Company leases office space that meets the definition of a short-term lease because the lease term is 12 months or less. Consequently, consistent with Company’s accounting policy election, the Company does not recognize the right-of-use asset and the lease liability arising from this lease.

Intangible Assets

The cost of intangible assets with determinable useful lives is amortized to reflect the pattern of economic benefits consumed on a straight-line basis over the estimated periods benefited. Patents, technology and other intangibles with contractual terms are generally amortized over their respective legal or contractual lives. When certain events or changes in operating conditions occur, an impairment assessment is performed and lives of intangible assets with determinable lives may be adjusted.

Research and Development

Research and Development costs are evaluated by the Company to determine if they meet the requirements to be capitalized as Intellectual property. The criteria the company uses to determine the treatment of research and development are:

•	There is a clearly defined project
•	Expenditure is separately identifiable
•	The project is commercially viable
•	The project is technically feasible
•	Project income is expected to outweigh cost
•	Resources are available to complete the project

Any research and development costs that do not meet the requirements are expensed in the period in which they occur.

United Kingdom tax incentive reduces company Research and Development costs by offering tax offsets for eligible Research and Development expenditure. Eligible companies with a turnover of less than $20 million receive a refundable tax offset, allowing the benefit to be paid as a cash refund if they are in a tax loss position

For the year ended December 31, 2020 and 2019 the Company received other income of $200,802 and $nil in respect of the refundable tax offset.

F-24

Long-Lived Assets

Long-lived assets are evaluated for impairment whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable or that the useful lives of these assets are no longer appropriate. Each impairment test is based on a comparison of the undiscounted future cash flows to the recorded value of the asset. If impairment is indicated, the asset is written down to its estimated fair value.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method. The depreciation and amortization methods are designed to amortize the cost of the assets over their estimated useful lives, in years, of the respective assets as follows:

Computer equipment	3 years
Fixtures and Furniture	5 years
Vehicles	10 years

Maintenance and repairs are charged to expense as incurred. Improvements of a major nature are capitalized. At the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any gains or losses are reflected in income.

Foreign Currency Translations

The functional currency of the Company’s international subsidiaries is generally their local currency of Great British pounds (GBP). Local currency assets and liabilities are translated at the rates of exchange on the balance sheet date, and local currency revenues and expenses are translated at weighted average rates of exchange during the period. Equity accounts are translated at historical rates.  The resulting translation adjustments are recorded directly into accumulated other comprehensive income.

	December 31,
	2020	2019
Year -end GBP£:US$ exchange rate	1.3624	1.3113
Annual average GBP£:US$ exchange rate	1.2851	1.2771

Aggregate transaction gains or losses, including gains or losses related to foreign-denominated cash and cash equivalents and the re-measurement of certain inter-company balances, are included in the statement of operations as other income and expense. Losses on foreign exchange transactions totaling $5,878 and $7,618 were recognized during the years ended December 31, 2020 and 2019, respectively.

Fair Value of Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures (“ASC 820”) establishes a framework for all fair value measurements and expands disclosures related to fair value measurement and developments. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

F-25

ASC 820 requires that assets and liabilities measured at fair value are classified and disclosed in one of the following three categories:

•	Level 1—Quoted market prices for identical assets or liabilities in active markets or observable inputs.
•	Level 2—Significant other observable inputs that can be corroborated by observable market data; and
•	Level 3—Significant unobservable inputs that cannot be corroborated by observable market data.

The carrying amounts of cash, accounts receivable, advances receivable, accounts payable, accrued interest, convertible notes, loans payable and loans payable - related parties approximate fair value because of the short-term nature of these items.

Share-Based Compensation

The Company accounts for share-based compensation in accordance with ASC 718, “Compensation – Stock Compensation,” which requires all such compensation to employees and non-employees, including the grant of employee stock options, to be calculated based on its fair value at the measurement date (generally the grant date), and recognized in the consolidated statement of operations over the requisite service period or as vesting occurs.

The Company recorded $0 in share-based compensation expense for the years ended December 31, 2020 and 2019.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, “Accounting for Income Taxes”. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

As of December 31, 2021 and 2020, the Company did not have any amounts recorded pertaining to uncertain tax positions.

UK Taxes

We do not consider ourselves to be engaged in a trade or business in the UK and, as such, do not expect to be subject to UK corporate income taxation. We have subsidiaries based in the UK that are subject to the tax laws of that country. Under current law, those subsidiaries are taxed at the applicable corporate income tax rates. Should any UK subsidiaries be deemed to undertake business activities in the US, they would be subject to US corporate income tax in respect of their US activities only. Relief would then be available against the UK tax liabilities in respect of the overseas taxes arising from US activities. At present, this is not applicable as our UK subsidiaries only undertake activities in the UK. Our UK subsidiaries file separate UK income tax returns.

 UK Tax Risk

Companies which are incorporated outside the UK may become subject to UK taxes in a number of circumstances, including circumstances in which (1) they are deemed resident in the UK for tax purposes by reason of their central management and control being exercised from the UK or (2) they are treated as carrying on a trade, investing or carrying on any other business activity in the UK, whether or not through a UK Permanent Establishment (“PE”).

F-26

In addition, the Finance Act 2015 introduced a new tax known as the diverted profits tax (“DPT”) which is charged at 25% of any “taxable diverted profits”. The DPT has had effect since April 1, 2015 and may apply in circumstances including: (1) where arrangements are designed to ensure that a non-UK resident company does not carry on a trade in the UK through a PE; and (2) where a tax reduction is obtained through the involvement of entities or transactions lacking economic substance. We intend to operate in such a manner that none of our companies should be subject to the UK DPT and that none of our companies (other than those companies incorporated in the UK) should: (1) be treated as resident in the UK for tax purposes; (2) carry on a trade, invest or carry on any other business activity in the UK (whether or not through a UK PE).

However, this result is based on certain legal and factual determinations, and since the scope and the basis upon which the DPT will be applied by HM Revenue & Customs (“HMRC”) in the UK remains uncertain and since applicable law and regulations do not conclusively define the activities that constitute conducting a trade, investment or business activity in the UK (whether or not through a UK PE), and since we cannot exclude the possibility that there will be a change in law that adversely affects the analysis, HMRC might successfully assert a contrary position. The terms of an income tax treaty between the UK and the home country of the relevant Bubblr subsidiary, if any, could contain additional protections against UK tax.

Any arrangements between UK-resident entities of Bubblr and other entities of Bubblr are subject to the UK transfer pricing regime. Consequently, if any agreement between a UK resident entity of Bubblr and any other Bubblr entity (whether that entity is resident in or outside of the UK) is found not to be on arm’s length terms and as a result a UK tax advantage is being obtained, an adjustment will be required to compute UK taxable profits as if such an agreement were on arm’s length terms. Any transfer pricing adjustment could adversely impact the tax charge incurred by the relevant UK resident entities of Bubblr.

Revenue Recognition

Revenue related to contracts with customers is evaluated utilizing the following steps in accordance with ASC 606, Revenue from Contracts with Customers”: (i) Identify the contract, or contracts, with a customer; (ii) Identify the performance obligations in the contract; (iii) Determine the transaction price; (iv) Allocate the transaction price to the performance obligations in the contract; (v) Recognize revenue when the Company satisfies a performance obligation.

Revenue recognized in 2019 was earned by consultancy services offered by the founder of the Company to third-parties. The Company is still evaluating application of ASC 606 to its planned revenue streams, as its mobile application and internet search mechanism products are still in the research and development stage.

Recent Accounting Pronouncements

In December 2019, the Financial Accounting Standards Board (FASB) issued Accounting Standard Update No. 2019-12, Income Taxes (Topic 740): Simplifying the Accounting for Income Taxes (ASU 2019-12), which simplifies the accounting for income taxes. This guidance will be effective for entities for the fiscal years, and interim periods within those fiscal years, beginning after December 15, 2020 on a prospective basis, with early adoption permitted. We will adopt the new standard effective January 1, 2021 and do not expect the adoption of this guidance to have a material impact on our financial statements.

In August 2020, the FASB issued ASU 2020-06, ASC Subtopic 470-20 “Debt—Debt with “Conversion and Other Options” and ASC subtopic 815-40 “Hedging—Contracts in Entity’s Own Equity”. The standard reduced the number of accounting models for convertible debt instruments and convertible preferred stock. Convertible instruments that continue to be subject to separation models are (1) those with embedded conversion features that are not clearly and closely related to the host contract, that meet the definition of a derivative, and that do not qualify for a scope exception from derivative accounting; and, (2) convertible debt instruments issued with substantial premiums for which the premiums are recorded as paid-in capital. The amendments in this update are effective for fiscal years beginning after December 15, 2021, including interim periods within those fiscal years. Early adoption is permitted, but no earlier than fiscal years beginning after December 15, 2020, including interim periods within those fiscal years. The Company is currently assessing the impact of the adoption of this standard on its consolidated financial statements.

F-27

The Company has reviewed all recently issued, but not yet effective, accounting pronouncements and does not believe the future adoption of any such pronouncements may be expected to cause a material impact on our financial statements.

NOTE 3 – ACCOUNTS RECEIVABLE

As of December 31, 2020 and 2019, accounts receivable consisted of the following:

	December 31,	December 31,
	2020	2019

Deposit (1)	$2,500	$2,338
Share subscription receivable	—	20,201
UK VAT repayment	11,867	44,736

Total accounts receivable	$14,367	$67,275

(1)	Nominal change in the deposit value is due to exchange rate fluctuation.

NOTE 4 – ADVANCES RECEIVABLE

As of December 31, 2020 and 2019, cash advances consisted of the following:

	December 31,	December 31,
	2020	2019
Advance receivable -GW	$57,612	$52,452
Advance receivable -JM	21,799	20,981
Advance receivable -LS	—	6,557
Total advances receivable	$79,411	$79,990

The Company received repayments on its advances of $6,557 and $nil during the years ended December 31, 2021 and 2019, respectively. The advance labelled Advance receivable-GW earns an interest rate of 3% and is due for repayment by April 30, 2021. All other advances are non-interest bearing and are repayable on demand.

No repayment or further advances were made during the years ended December 31, 2020 and 2019, and any nominal change in value is due to exchange rate fluctuation.

F-28

NOTE 5 - PROPERTY AND EQUIPMENT

As of December 31, 2020 and 2019, property and equipment consisted of the following:

Property, plant & equipment
	Motor Vehicles	Computer Equipment	Office Equipment	Total
Cost
At December 31, 2019	61,631	16,312	377	$78,320
Additions	—	1,563	241	1,804
Disposals	—	(5,234)	—	(5,234)
Effects of currency translation	2,402	321	14	2,737
At December 31, 2020	64,033	12,962	632	77,627

Less accumulated depreciation
At December 31, 2019	547	1,849	30	2,426
Depreciation expense	6,312	3,307	127	9,746
Effects of currency translation	521	160	1	682
At December 31, 2020	7,380	5,316	158	12,854

Net book value
At December 31, 2020	56,653	7,646	474	64,773
At December 31, 2019	61,084	14,463	347	$75,894

	Motor Vehicles	Computer Equipment	Office Equipment	Total
Cost
At December 31, 2018	$—	$1,887	$—	$1,887
Additions	61,631	14,700	377	76,708
Effects of currency translation	—	(275)	—	(275)
At December 31, 2019	61,631	16,312	377	78,320

Less accumulated depreciation
At December 31, 2018	—	487	—	487
Charge for the year	622	1,451	30	2,103
Effects of currency translation	(75)	(89)	—	(164)
At December 31, 2019	547	1,849	30	2,426

Net book value
At December 31, 2019	$61,084	$14,463	$347	$75,894
At December 31, 2018	$—	$1,400	$—	$1,400

F-29

NOTE 6 – INVESTMENTS

Investments are measured at fair value at each reporting period, with fluctuations reported as unrealized gains or losses in the Other Income (Expenses) section of the Statements of Operations.

As of December 31, 2020 and 2019, Investments consisted of the following:

	Investment	Total
At December 31, 2019	$15,376	$15,376
Unrealized loss	(15,349)	(15,349)
Effects of currency translation	(27)	(27)
At December 31, 2020	$—	$—
At December 31, 2019	$15,376	$15,376

In 2019, the Company purchased a 10% stake in E& Supplements Ltd., a company that formulates and sells food supplements in the United Kingdom.

In the year, the fair value of the investment was assessed. As a result, the carrying amount of E& Supplements Ltd. was written down to $nil, resulting in an unrealized loss of $15,349.

NOTE 7 - INTANGIBLE ASSETS

Patents

A Patent on the Internet-Search Mechanism (“IBSM”) has been granted in South Africa and is currently pending in the following areas: United States, Canada, Australia, New Zealand, European Union, United Kingdom. Patents are reported at cost, less accumulated amortization, and accumulated impairment loss. Costs includes expenditure that is directly attributable to the acquisition of the asset. Once a patent is granted, amortization is provided on a straight-line basis on all patents over its expected useful life of 20 years.

Intellectual Property

Intellectual Property capitalizes costs of the company’s qualifying internal research and developments. Intellectual property is amortized over its useful life of 7 years and reported at cost less accumulated amortization, and accumulated impairment loss.

Trademarks

The Company has the following trademarks

Name Type Class Status Territory

Citizens Journalist Word & Mark 9 & 38 registered European Union

Citizens Journalist Word 9 & 38 registered United Kingdom

BAU Not OK Word 9 & 38 registered United Kingdom

Newzmine Work 9 & 38 registered United Kingdom

Citizens Journalist Word & Mark 9, 38, 41 & 42 filed United States

The Company capitalizes trademark costs where the likelihood of acceptance is expected. Each trademark has been determined to have an infinite useful life and is assessed each reporting period for impairment. If there has been a reduction in the value of the trademark or if the trademark is not successfully registered, the asset will be impaired and charged to expense in the period of impairment. Trademark impairment of $9,171 and $0 was recorded during the years ended December 31, 2020 and 2019, respectively.

F-30

As of December 31, 2020 and 2019, trademarks consisted of the following:

	December 31,	December 31,
	2020	2019
Trademarks:
NewzMineTM	$5,461	$—
Citizens Journalist™	11,869	—
	$17,330	$—

As of December 31, 2020 and 2019, intangible assets consisted of the following:

	Patents	Trademarks	Intellectual Property	Capitalized Acquisition Costs	Total
At December 31, 2019	$75,658	$—	$1,953,837	$—	$2,029,495
Additions	32,649	26,975	491,830	45,745	597,199
Impairment	—	(9,171)	—	—	(9,171)
Effects of currency translation	2,949	(474)	76,154	—	78,629
At December 31, 2020	$111,256	$17,330	$2,521,821	$45,745	$2,696,152

Less accumulated amortization
At December 31, 2019	$—	$—	$792,399	$—	$792,399
Depreciation expense	—	—	273,549	—	273,549
Effects of currency translation	—	—	47,334	—	47,334
At December 31, 2020	$—	$—	$1,113,282	$—	$1,113,282

Net book value
At December 31, 2020	$111,256	$17,330	$1,408,539	$45,745	$1,582,870
At December 31, 2019	$75,658	$—	$1,161,438	$—	$1,237,096

Cost	Patents	Intellectual Property	Total
At December 31, 2018	$46,749	$1,910,253	$1,957,002
Additions	20,573	—	20,573
Effects of currency translation	8,336	43,584	51,920
At December 31, 2019	$75,658	$1,953,837	$2,029,495

Less accumulated amortization
At December 31, 2018	$—	$501,830	$501,830
Charge for the year	—	271,848	271,848
Effects of currency translation	—	18,721	18,721
At December 31, 2019	$—	$792,399	$792,399

Net book value
At December 31, 2019	75,658	1,161,438	1,237,096
At December 31, 2018	$46,749	$1,408,423	$1,455,172

F-31

Based on the carrying value of definite-lived intangible assets as of December 31, 2020, we estimate our amortization expense for the next five years will be as follows:

Year Ended December 31,	Patents	Intellectual Property	Capitalized Acquisition Costs	Total
2021	$5,563	$201,220	$2,287	$209,070
2022	5,563	201,220	2,287	209,070
2023	5,563	201,220	2,287	209,070
2024	5,563	201,220	2,287	209,070
2025	5,563	201,220	2,287	209,070
Thereafter	83,441	402,439	34,310	520,190
	$111,256	$1,408,539	$45,745	$1,565,540

NOTE 8 - CONVERTIBLE NOTES PAYABLE

2018 Convertible Notes: In 2018 the Company issued 37 Convertible Notes. The interest due on the notes was 50%. The notes matured on the either the closure of an Initial Coin Offering (ICO), or on the failure of that event, on demand. The Company did not pursue the ICO, and in the year ended December 31, 2019, on demand, the Company converted the full principal of the 2018 Convertible Notes of $632,136 into 9,861,345 CLN shares. In 2019 the Company converted the CLN shares to 9,861,345 shares of common stock of the Company.

2019 Convertible Notes: In 2019, the Company issued one promissory note for the principal sum of $25,000 for custodial services received. There is no interest due on the note. The note matured in December 2019, when the tenure of custodial services ended. Upon maturity, the noteholder may convert the note at any time, at a rate equal to the lesser of (i)The average price of the Company’s common stock during the sixty days prior to the conversion, or (ii) the par value of the Company’s common stock.

The 2019 Convertible note was converted May 3, 2021 to 2,500,000 common shares of the Company.

2020 Convertible Notes: In 2020, the Company issued 22 Convertible Notes for the principal sum of $403,880. The notes matured on September 30, 2020. The interest due on the note was 20% annually. The Lender could elect on maturity, to have transferred to him Bubblr Inc. shares, held by Bubblr CLN Limited at the price of $0.90 in full and final settlement of the Company’s obligation to repay the Loan in cash. During the year ended December 31, 2020, the Company converted the full principal of the 2020 Convertible Notes of $403,880 into 439,998 shares of common stock.

At December 31, 2020 and 2019, convertible notes consisted of the following

	2020	2019
2018 convertible notes	$—	$—
2019 convertible notes	25,000	—
2020 convertible notes	—	—
Total convertible notes payable	25,000	—
Less: current portion of convertible notes	25,000	—
Long-term convertible notes	$—	$—

During the years ended December 31, 2020 and 2019, the Company recorded $39,845 and $nil interest expense, respectively, of which $12,262 and $0 was accrued at December 31, 2020 and 2019, respectively.

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NOTE 9 – LOAN PAYABLE

On November 12, 2019, the Company entered into a financing arrangement to purchase a vehicle. The term of this loan is 5 years and annual interest rate is 6.90%.

At December 31, 2020, future minimum payments under the loan, are as follows:

December 31,
2021	$13,496
2022	13,496
2023	13,496
2024	11,828
52,316
Less: Imputed interest	(5,460
Loan payable	46,856

Loan payable - current	13,496
Loan payable - non-current	$33,360

NOTE 10 - RELATED PARTY TRANSACTIONS

Loans Payable - Related Parties

The Company has a loan from our Founder of $500,915 (2019: $518,955). The loan is non-interest bearing and is repayable on demand. During the years ended December 31, 2020 and 2019, the Company received loan proceeds of $297,006 and $0, respectively, and made repayments of $18,040 and $0, respectively.

The Company also received two loans from minority shareholders during 2020 totaling $297,006 (2019: $nil). The loan of $245,234 is non-interest bearing and matured on January 31, 2021. The loan of $51,772 carries an interest rate of 20% and matured on December 31, 2020. Once matured, both loans are repayable on demand.

NOTE 11 - INCOME TAXES

The Company provides for income taxes under ASC 740, “Income Taxes.” Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

For the years ended December 31, 2020 and 2019, the local (“United States of America”) and foreign components of loss before income taxes were comprised of the following:

	Year Ended
	December 31,
	2020	2019
Tax jurisdiction from:
- Local	$(244,060)	$—
- Foreign	(887,749)	(1,932,665)
Loss before income taxes	$(1,131,809)	$(1,932,665)

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The components of the Company’s deferred tax asset and reconciliation of income taxes computed at the statutory rate to the income tax amount recorded as of December 31, 2020 and 2019, are as follows:

	Year Ended
	December 31,
	2020	2019
Net Operating loss carryforward	$1,131,809	$1,932,665
Effective tax rate	21%	21%
Deferred tax asset	237,680	405,860
Foreign taxes	(17,755)	(38,654
Less: valuation allowance	(219,925)	(367,206
Net deferred tax asset	$—	$—

The Company has provided for a full valuation allowance against the deferred tax assets, on the expected future tax benefits from the net operating loss carryforwards, as the management believes it is more likely than not that these assets will not be realized in the future. The valuation allowance increased by $219,925 and $367,206 during the years ended December 31, 2020 and 2019, respectively.

United States of America

Bubblr, Inc. is registered in the State of Wyoming and is subject to the tax laws of United States of America at a standard tax rate of 21%. Due to a change of control, the Company will not be able to carryover net operating losses (“NOL”) generated before August 13, 2020 to offset future income.

As of December 31, 2020, the operations in the United States of America incurred approximately $266,780 of cumulative NOLs generated between August 13, 2020 and December 31, 2020, which can be carried forward indefinitely to offset future taxable income.

The Company’s tax returns are subject to examination by United States tax authorities beginning with the year ended December 31, 2017.

United Kingdom

The Company’s subsidiaries operating in the United Kingdom (“UK”) are subject to tax at a standard income tax rate of 19% on the assessable income arising in the UK during its tax year.

As of December 31, 2020, the operations in the UK incurred $3,594,920 of cumulative NOLs which can be carried forward to indefinitely offset future taxable income. The Company has provided for a full valuation allowance against the deferred tax assets of $3,594,920 on the expected future tax benefits from the net operating loss carryforwards as the management believes it is more likely than not that these assets will not be realized in the future.

The Company’s tax returns are subject to examination by HM Revenue & Customs, for the years ended 2019 and 2020.

NOTE 12 - STOCKHOLDERS’ EQUITY

Preferred Stock

The Company has authorized 25,000,000 preferred shares with a par value of $0.001 per share.  The Board of Directors is authorized to divide the authorized shares of Preferred Stock into one or more series, each of which shall be so designated as to distinguish the shares thereof from the shares of all other series and classes.

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Special 2019 Series A Preferred Stock

The Company has designated one (1) share of Series A Preferred Stock, par value $0.001. On March 12, 2021, the Company amended the designation of the Special 2019 Series A preferred share and removed the right of the holder to convert the 2019 Special A preferred share to 500,000,000 common stocks of the Company.

The holder of the Special 2019 Series A Preferred Stock is entitled to 60% of all votes entitled to vote at each meeting of stockholders of the Corporation (and written actions of stockholders in lieu of meetings) with respect to any and all matters presented to the stockholders of the Company for their action or consideration.

Bubblr Limited paid $60,000, in a private transaction to acquire the shares in November 2019. As a result of the reverse merger with Bubblr Limited, the Company essentially reacquired these shares, and as such has reported them as treasury stock upon consolidation at its $60,000 cost at December 31, 2020 and 2019.

Convertible Class A Preferred Stock

The holders of Class A Preferred Stock had the equivalent of 10 votes of common stock per one share held, and 10to-1 conversion rights into shares of our common stock.

As of December 31, 2020 and 2019, the Company had 0 and 0 shares of Convertible Class A preferred stock issued and outstanding, respectively.

On March 31, 2021, the Company amended and restated its Articles of Incorporation, pursuant to which the Convertible Class A Preferred stock was retired.

Series B Preferred Stock

The Company had designated 12,000,000 shares of Series B Preferred Stock, par value $0.001.

Holders of the Series B Preferred Stock shall after two years of issuance, convert this Class B Preferred Stock based on each Class B Preferred Share equaling .00001% of the total issued and outstanding Common shares of the Company. In the event of a merger, reorganization, recapitalization or similar event of or with respect to the Corporation (other than a Corporate Change in which the Corporation is the surviving entity), this Class B Preferred Stock shall be converted based on each Class B Preferred Share equaling .00001% of the total issued and outstanding shares of common stock of the Company

On November 6, 2020, the Company issued 6,000,000 shares of Series B Preferred stock to an officer of the Company for $6,000.

On November 12, 2020 the Company did a reverse split of the Class B Preferred Stock on a one(1) share for each six million (6,000,000) Share basis.

As of December 31, 2020 and 2019, the Company had 2 and 0, shares of Series B preferred stock issued and outstanding, respectively.

On March 31, 2021, the Company amended and restated its Articles of Incorporation, pursuant to which the Convertible Series B Preferred stock was retired.

Convertible Preferred Series C Stock

The Company had designated 5,000,000 shares of Convertible preferred Series C Stock par value $0.001.

F-35

Each shareholder of Convertible Preferred Series C Stock had one thousand (1,000) votes per share and may vote along with the Common Stock. The holder had no right to receive dividends and the right to convert into one thousand (1,000) shares of Common Stock. Each share had a liquidation preference of $.125 per share.

As of December 31, 2020 and 2019, the Company had no shares of Convertible Preferred Series C stock issued and outstanding.

On March 31, 2021, the Company amended and restated its Articles of Incorporation, pursuant to which the Convertible Preferred Series C Stock was retired.

Common Stock

The Company has authorized 3,000,000,000 common shares with a par value of $0.01 per share. Each common share entitles the holder to one vote, in person or proxy, on any matter on which action of the stockholders of the Company is sought.

During the year ended December 31, 2020, the Company issued common shares as follows:

•	439,998 shares for conversion of debt of $403,880.
•	468,582 shares for proceeds of $239,635

During the year ended December 31, 2019, the Company issued common shares as follows:

•	9,861,345 shares for the conversion of debt of $632,136.
•	4,041,407 shares for proceeds of $2,066,805.

As at December 31, 2020 and 2019, the Company had 132,565,226 and 126,902,749 shares of common stock issued and outstanding, respectively.

NOTE 13 - COMMITMENTS AND CONTINGENCIES

In 2020 and 2019, the Company paid $10,800 and $5,650, respectively, for its rented premises in Dunfermline, Scotland. The 12-month lease was renewed in March 2020 for twelve months, at a monthly rate of $1,000, and is exempt from ASC 842 lease accounting due to its short term.

See Note 14 – Subsequent Events for a description of our commitments to various officers, directors, and consultants entered into after December 31, 2021.

NOTE 14 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events through October 15, 2021, the date of issuance of these consolidated financial statements.

On or about January 18, 2021, Bubblr Limited caused a controlling interest in the Company to be conveyed to an officer of the Company. Upon closing, an officer of the Company acquired 60% voting control of the Company.

On or about January 18, 2021, the two (2) shares of Series B Preferred Stock were converted into 2,650 shares of common stock.

On January 31, 2021, the Company issued 306,120 shares of common stock to Barr L Shoob, Matt Loab and Otto Berkes in consideration of services rendered in the provision of the Advisory Board.

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On January 31, 2021, the Company issued 24,000 shares of common stock to PCG Advisory Inc in consideration of investor relations services rendered

On March 31, 2021 the Company amended and restated its Articles of Incorporation. In doing so, it retained one class of preferred stock “Special 2019 Series A Preferred Stock”. All other previous classes of preferred stock were retired.

On or about May 3, 2021, the Company issued 7,000,000 shares of common stock to a third-party in settlement of the agreement dated March 31, 2021 and subsequent judication of April 23, 2021 of the United States District Court for the District of Maryland Northern Division, an order approving, among other things, fairness of the terms and conditions of an exchange pursuant to Section 3(a)(10) of the Securities Act of 1933, as amended (the “Securities Act”), against the past-due obligations and accounts payable of the Company. The debt consisted of the 2019 Convertible promissory Note of $25,000, plus an accrued consultancy fee of $50,000

On June 26, 2021, the Company issued 204,080 shares of common stock to Cecil Peters and Richard L. Willard in consideration of services rendered in the provision of the Advisory Board.

On or about July 1, 2021 the Company amended the employment agreement with Steven Saunders, our Chief Executive Officer and Director. The term is three years. Mr. Saunders is to receive monthly cash compensation of $15,000, reduced by $4,200 until at least $5,000,000 funding has been received.

On or about July 1, 2021 the Company amended into employment agreement with Stephen Morris, our Founder and CTO, the term is three years. Mr. Morris is to receive monthly cash compensation of $15,000, reduced by $5,750 until at least $5,000,000 has been received.

On or about August 15, 2021 the Company has entered into an employment agreement with Rik Willard to act as Head of Strategy of the Company and as Director. The term is 1 year. Mr. Willard is to receive monthly cash compensation of $15,000, reduced by $7,500 until at least $5,000,000 funding has been received through the Reg A offering. Mr. Willard was also granted a signing bonus of 102,040 restricted shares.

On or about October 1, 2021, the Company has entered into a consulting contract employment agreement with Neeta Shah to act as the CFO of the Company. Mrs. Shah is to receive monthly cash compensation of $7,500 until at least $5,000,000 funding has been received, whereas Mrs. Shah will become a full-time employee on a monthly cash compensation of $15,000. Mrs. Shah will also be granted a signing bonus of 51,020 restricted shares.

On or about October 11, 2021 the Company issued 33,000 shares for Investor relations services, as per the contract signed July 1, 2021 and 51,020 shares for CFO services

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Part II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. Other Expenses of Issuance and Distribution

The estimated costs of this Offering are as follows:

Expenses*
Securities and exchange Commission Registration Fee	$2,169.13
Transfer Agent Fees	$2,000.00
Accounting Fees and Expenses	$10,000.00
Legal Fees and Expenses	$6,000.00
Total*	$20,169.13

* All amounts are estimates, other than the SEC's registration fee

We are paying all expenses of the Offering listed above. No portion of these expenses will be paid by the selling security holders. The selling security holders, however, will pay any other expenses incurred in selling their shares, including any brokerage commissions or costs of sale.

ITEM 14. Indemnification of Directors and Officers

ITEM 15. Recent Sales of Unregistered Securities

In the two years preceding the filing of this registration statement, we have issued and sold the following securities that were not registered under the Securities Act of 1933, as amended:

On September 9, 2020, we issued 127,811,328 shares of common stock in connection with the acquisition of Bubblr Limited.

On September 9, 2020, we issued 4,574,453 shares of common stock in connection with the acquisition of Bubblr Limited.

On January 18, 2021, we issued 2,650 shares of common stock in conversion of the Series B Preferred Stock.

On January 31, 2021, we issued 330,120 shares of common stock for services.

On May 3, 2021, we issued 7,000,000 shares of common stock for the settlement of debt.

On June 28 2021, we issued 204,080 shares of common stock for services.

On October 11, 2021, we issued 51,020 shares to Neeta Shah, as per her consulting agreement October 01

On October 11, 2021, we issued 33,000 shares for Investor Relation services, as per the contract signed July 1, 2021

The offers, sales, and issuances of the securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(a)(2) of the Securities Act or Regulation D promulgated thereunder as transactions by an issuer not involving a public offering. The recipients of securities in each of these transactions acquired the securities for investment only and not with a view to or for sale in connection with any distribution thereof and appropriate legends were affixed to the securities issued in these transactions. Each of the recipients of securities in these transactions was an accredited or sophisticated person and had adequate access, through employment, business or other relationships, to information about us.

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ITEM 16. Exhibits and Financial Statement Schedules

(a) Exhibits

See the Exhibit Index immediately following the signature page included in this registration statement, which is incorporated herein by reference.

(b) Financial Statement Schedules.

See “Index to Financial Statements” which is located on page __ of this prospectus.

ITEM 17. Undertakings

(A) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) If the registrant is relying on Rule 430B:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

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(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) To provide to the underwriter at the closing specified in the underwriting agreements certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(B) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(C) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F-40

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on January 7, 2022.

By:	/s/ Rik Willard
Rik Willard
Chief Executive Officer, Principal Executive Officer and Director

By:	/s/ Stephen Morris
Stephen Morris
Chief Technology Officer, Founder, President & Director

By:	/s/ Neeta Shah
Neeta Shah
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer

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POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Rik Willard and Steven Morris with full power to act alone and without the others, his true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

By:	/s/ Rik Willard
Rik Willard Chief Executive Officer, Principal Executive Officer and Director
January 7, 2022

By:	/s/ Stephen Morris
Stephen Morris
Chief Technology Officer, Founder, President & Director
January 7, 2022
By:	/s/ Steven Saunders
Steven Saunders
Chief Commercial Officer & Director
January 7, 2022

By:	/s/ Matthew Loeb
Matthew Loeb Chairman and Director
January 7, 2022

By:	/s/ Neeta Shah
Neeta Shah
Chief Financial Officer, Principal Financial Officer and Principal Accounting Officer
January 7, 2022

F-42

EXHIBIT INDEX

Exhibit No.	Exhibit Description

3.1	Amended and Restated Articles of Incorporation of Bubblr Inc. Inc., a Wyoming corporation (1)

3.2	Bylaws of Bubblr Inc. Inc. (1)

4.1	Form of Convertible Promissory Note(1)

5.1	Consent of The Doney Law Firm (with consent to use) (1)

10.1	Form of Note Purchase Agreement(1)

10.2	Employment Agreement(1)

10.3	Employment Agreement(1)

10.4	Employment Agreement(1)

10.5	Loan Agreement (2)

21.1	List of Subsidiaries(1)

23.1	Consent of Pinnacle Accountancy Group of Utah**

23.2	Consent of the Doney Law Firm (contained in Exhibit 5.1) (1)

24.1	Power of Attorney (contained on signature page hereto)**

 ** filed herewith

(1)	Incorporated by reference to the Form S-1, filed by the Company with the Securities and Exchange Commission on November 9, 2021.
(2)	Incorporated by reference to the Form S-1/A, filed by the Company with the Securities and Exchange Commission on December 23, 2021.

F-43